                                                Filed pursuant to Rule 424(b)(3)
                                                Registration No. 333-79981
PROSPECTUS SUPPLEMENT
----------------------------------

(TO PROSPECTUS DATED JUNE 23, 1999)

                                  $600,000,000
                                 [FIRSTAR LOGO]
                              FIRSTAR CORPORATION

                          MEDIUM-TERM NOTES, SERIES A
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE

    We plan to offer and sell Medium-Term Notes, Series A with various terms, including the following:

- Stated maturities of 9 months or more from date of issue

- Redemption and/or repayment provisions, if applicable, whether mandatory or at the option of us or the holders of notes

- Payments in U.S. dollars or one or more foreign currencies

- Minimum denominations of $1,000 or other specified denominations for foreign currencies

- Book-entry or certificated form
- Interest at fixed or floating rates, or no interest at all. The floating interest rate may be based on one or more of the following indices plus or minus a spread and/or multiplied by a spread multiplier:

    - CD rate

    - commercial paper rate

    - federal funds rate

    - LIBOR

    - treasury rate

    - prime rate

    - CMT rate
    - eleventh district cost of funds rate

    - such other base rate as is set forth in the applicable pricing supplement

    We will specify the financial terms for each note, which may be different from the terms described in this prospectus supplement, in the applicable pricing supplement. The notes will constitute a series of senior securities (as that term is used in the accompanying prospectus) and will rank on an equal basis with our other unsecured unsubordinated indebtedness.

     INVESTING IN NOTES INVOLVES INDEX AND CURRENCY RISKS. SEE "RISK FACTORS" ON PAGE S-3.

                                                          PRICE TO           AGENTS'                  PROCEEDS
                                                         PUBLIC(1)      COMMISSION(1)(2)            TO FIRSTAR(1)
                                                        ------------  ---------------------  ---------------------------
Per note..............................................      100%          .125% - .750%           99.250% - 99.875%
Total(1)..............................................  $600,000,000  $750,000 - $4,500,000  $595,500,000 - $599,250,000

---------------
(1) Or the equivalent thereof in one or more foreign or composite currencies.

(2) Commissions for the sale of notes with a maturity of greater than 30 years will be agreed to by us and the applicable Agent at the time of sale.

    We may sell notes to the Agents referred to below as principal for resale at varying or fixed offering prices or through the agents using their reasonable efforts on our behalf. If we sell other securities referred to in the accompanying prospectus, the aggregate initial offering price of the notes that we may offer and sell under this prospectus supplement is subject to reduction.

MERRILL LYNCH & CO.
        BANC OF AMERICA SECURITIES LLC
                BEAR, STEARNS & CO. INC.
                        DONALDSON, LUFKIN & JENRETTE
                               CREDIT SUISSE FIRST BOSTON
                                      GOLDMAN, SACHS & CO.
                                           LEHMAN BROTHERS
                                                MORGAN STANLEY DEAN WITTER
                                                     SALOMON SMITH BARNEY

            THE DATE OF THIS PROSPECTUS SUPPLEMENT IS JULY 19, 1999.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
PROSPECTUS SUPPLEMENT
Disclosure Regarding Forward-Looking Statements.............  S-3
About This Prospectus Supplement; Pricing Supplements.......  S-3
Risk Factors................................................  S-3
Description of Notes........................................  S-6
Certain United States Federal Income Tax Consequences.......  S-25
Plan of Distribution........................................  S-33
Legal Matters...............................................  S-34

PROSPECTUS
Firstar.....................................................  2
Where You Can Find More Information.........................  2
Use of Proceeds.............................................  4
Ratios of Earnings to Fixed Charges and to Combined Fixed
  Charges and Preferred Stock Dividends.....................  4
Certain Regulatory Matters..................................  5
Description of Debt Securities..............................  10
Description of Preferred Shares.............................  22
Description of Depositary Shares............................  27
Description of Common Stock.................................  30
Description of Securities Warrants..........................  31
European Monetary Union.....................................  35
Plan of Distribution........................................  36
Validity of Securities......................................  36
Experts.....................................................  36
Forward-Looking Statements..................................  37

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT, THE PROSPECTUS AND THE APPLICABLE PRICING SUPPLEMENT. NO ONE IS AUTHORIZED TO GIVE INFORMATION OTHER THAN THAT CONTAINED IN THIS PROSPECTUS SUPPLEMENT, THE PROSPECTUS AND THE PRICING SUPPLEMENT AND IN THE DOCUMENTS REFERRED TO IN THIS PROSPECTUS SUPPLEMENT, THE PROSPECTUS AND THE PRICING SUPPLEMENT. WE HAVE NOT, AND THE AGENTS HAVE NOT, AUTHORIZED ANY OTHER PERSON TO PROVIDE YOU WITH DIFFERENT INFORMATION. IF ANYONE PROVIDES YOU WITH DIFFERENT OR INCONSISTENT INFORMATION, YOU SHOULD NOT RELY ON IT.

     WE ARE NOT, AND THE AGENTS ARE NOT, MAKING AN OFFER TO SELL THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED. YOU SHOULD ASSUME THAT THE INFORMATION APPEARING IN THIS PROSPECTUS SUPPLEMENT, THE PROSPECTUS AND THE PRICING SUPPLEMENT, AS WELL AS INFORMATION WE PREVIOUSLY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AND INCORPORATED BY REFERENCE, IS ACCURATE AS OF THE DATE ON THE FRONT COVER OF EACH SUCH DOCUMENT ONLY. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THAT DATE.
                            ------------------------
     References in this prospectus supplement, the accompanying prospectus and the pricing supplement to "we," "us," "our" and "Firstar" are to Firstar Corporation.

     In this prospectus supplement, the accompanying prospectus and the pricing supplement, unless otherwise specified or the context otherwise requires, references to "dollars," "$" and "U.S.$" are to United States dollars.

                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus supplement, the accompanying prospectus and the applicable pricing supplement contain or incorporate statements that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are subject to the safe harbor created by such sections and appear in a number of places in this prospectus supplement, in the accompanying prospectus, in the applicable pricing supplement and in the documents incorporated herein and therein by reference. These statements may include, among other matters, the intent, belief or current expectations of Firstar or its officers and information concerning possible or assumed future results of operations of Firstar. Prospectus investors are cautioned that any such forward-looking statements are not guarantees of future performance, and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements to differ materially from the future results, performance or achievements expressed or implied in such forward-looking statements. Important factors that could cause future results to differ include the effects of competition, legislative and regulatory changes, changes in the economy, the factors discussed below under "Risk Factors", and other factors discussed in this and other filings by Firstar with the Securities and Exchange Commission. When used in Firstar's documents or oral presentations, the words "anticipate," "estimate," "expect," "objective," "projection," "forecast," "goal" or similar words are intended to identify forward-looking statements.

             ABOUT THIS PROSPECTUS SUPPLEMENT; PRICING SUPPLEMENTS

     We may use this prospectus supplement, together with the attached prospectus and an attached pricing supplement, to offer our medium-term-notes, Series A (the "NOTES") from time to time.

     This prospectus supplement sets forth certain terms of the notes that we may offer. It supplements the description of the debt securities contained in the attached prospectus. If information in this prospectus supplement is inconsistent with the prospectus, this prospectus supplement will apply and will supersede that information in the prospectus.

     Each time we issue notes, we will attach a pricing supplement to this prospectus supplement. The pricing supplement will contain the specific description of the notes we are offering and the terms of the offering. The pricing supplement may also add, update or change information in this prospectus supplement or the attached prospectus. Any information in the pricing supplement, including any changes in the method of calculating interest on any note, that is inconsistent with this prospectus supplement will apply and will supersede that information in this prospectus supplement.

     It is important for you to read and consider all information contained in this prospectus supplement and the attached prospectus and pricing supplement in making your investment decision. You should also read and consider the information in the documents we have referred you to in "Where You Can Find More Information" on page 2 of the attached prospectus.

                                  RISK FACTORS

     An investment in the notes involves certain risks. Before you decide to purchase any of the notes, you should carefully consider the following risk factors, in addition to the other information included in this prospectus supplement and the attached prospectus. In particular, risks involving notes denominated in currencies other than U.S. dollars generally depend on factors over which we have no control and which cannot be readily foreseen, such as economic and political events and the supply of and demand for the relevant currencies.

FLUCTUATIONS IN EXCHANGE RATES COULD DECREASE THE VALUE OF NOTES DENOMINATED IN CURRENCIES OTHER THAN U.S. DOLLARS.

     Your investment in a note having a specified currency other than U.S. dollars entails significant risks that are not associated with a similar investment in a security denominated in U.S. dollars. Those risks include the possibility of significant changes in rates of exchange between the U.S. dollar and that specified currency. In recent years, rates of exchange between the U.S. dollar and certain currencies have been highly volatile, and that volatility may be expected in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations in the rate that may occur during the term of any note. Depreciation of the specified currency for a note against the U.S. dollar would result in a decrease in the effective yield of that note below its coupon rate and, in certain circumstances, could result in a substantial loss to the investor on a U.S. dollar basis.

GOVERNMENTS COULD IMPOSE EXCHANGE CONTROLS DECREASING EXCHANGE RATES AND OUR ABILITY TO MAKE PAYMENTS IN SPECIFIED CURRENCIES OTHER THAN U.S. DOLLARS.

     Governments have in the past imposed, and may in the future impose, exchange controls that could affect exchange rates as well as the availability of a specified currency for making payments in respect of notes denominated in that currency. At present, we have identified the following currencies in which payments of principal, premium and interest on notes may be made: Australian dollars, Canadian dollars, Danish kroner, English pounds sterling, French francs, German deutsche marks, Italian lire, Japanese yen, New Zealand dollars, U.S. dollars and Euros. However, we may determine at any time to issue notes with specified currencies other than those listed. Exchange controls will not restrict or prohibit payments of principal, premium or interest in any specified currency. Even if there are no actual exchange controls, it is possible that, on a payment date, the currency in which amounts then due would not be available to us. In that event, we will make such payments in the manner set forth under "Description of Notes -- Payment of Principal and Interest" above.

     This prospectus supplement and the accompanying prospectus do not describe all the risks of an investment in notes denominated in a currency other than U.S. dollars, and we disclaim any responsibility to advise prospective purchasers of those risks as they exist at the date of this prospectus supplement or as such risks may change from time to time. You should consult your own financial and legal advisors as to the risks entailed by an investment in notes denominated in a currency other than U.S. dollars. Such notes are not an appropriate investment for persons who are unsophisticated with respect to foreign currency transactions.

     The information set forth in this prospectus supplement is directed to prospective purchasers of notes who are U.S. residents, and we disclaim any responsibility to advise prospective purchasers who are residents of countries other than the U.S. with respect to any matters that may affect the purchase or holding of, or receipt of payments of principal, premium or interest in respect of, notes. Those persons should consult their own advisors with regard to such matters.

     Any pricing supplement relating to notes having a specified currency other than U.S. dollars will contain a description of any material exchange controls affecting such currency and any other required information concerning such currency.

WE MAY MAKE PAYMENTS REQUIRED TO BE MADE IN SPECIFIED CURRENCIES OTHER THAN U.S. DOLLARS IN U.S. DOLLARS IF THOSE SPECIFIED CURRENCIES ARE UNAVAILABLE, POSSIBLY SUBJECTING HOLDERS OF NOTES TO UNFAVORABLE EXCHANGE RATES.

     Except as set forth below, if payment in respect of a note is required to be made in a specified currency other than U.S. dollars and that currency is unavailable due to the imposition of exchange controls or other circumstances beyond our control or is no longer used by the government of the country issuing that currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of that note shall be made in U.S. dollars until that currency is again available or so used. The amounts so payable on any date in that currency shall be converted into U.S. dollars on the basis of the most recently available market exchange rate for that currency or as otherwise indicated in the applicable pricing supplement. Any payment in respect of that note made under such circumstances in U.S. dollars will not constitute an Event of Default (as defined in the Indenture) under the Indenture under which such note shall have been issued.

     All determinations referred to above made by the Trustee or the exchange rate agent, as the case may be, will be at its sole discretion and will, in the absence of manifest error, be conclusive for all purposes and binding on holders of notes.

COURT AWARDS FOR NOTES DENOMINATED IN CURRENCIES OTHER THAN U.S. DOLLARS WILL BE MADE IN THOSE CURRENCIES AND CONVERTED TO U.S. DOLLARS AT EXCHANGE RATES THAT MAY BE UNFAVORABLE.

     The notes will be governed by and construed in accordance with the laws of the State of New York. Courts in the United States customarily have not rendered judgments for money damages denominated in any currency other than the U.S. dollar. A 1987 amendment to the Judiciary Law of the State of New York provides, however, that an action based upon an obligation denominated in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation and converted into U.S. dollars at the rate of exchange prevailing on the date of the entry of the judgment or decree. This rate of exchange may be unfavorable.

THE VALUE OF INDEXED NOTES MAY BE DECREASED SUBSTANTIALLY AS A RESULT OF SIGNIFICANT CHANGE IN THE PRICES OF THE ITEMS THAT MAKE UP THE INDEX.

     An investment in indexed notes may entail significant risks that are not associated with a similar investment in a debt instrument that has a fixed principal amount, is denominated in U.S. dollars and bears interest at either a fixed rate or a floating rate determined by reference to nationally published interest rate references. The risks of a particular indexed note will depend on its terms, but may include, among other risks, the possibility of significant changes in the prices of securities, currencies, intangibles, goods, articles or commodities or of other objective price, economic or other measures making up the relevant index. Those risks generally depend on factors over which we have no control and which cannot readily be foreseen, such as economic and political events and the supply of and demand on which indices are based. In recent years, currency exchange rates and prices for various assets on which indices are based have been highly volatile, and such volatility may be expected in the future. Fluctuations in any such rates or prices that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur during the term of any indexed note.

     In considering whether to purchase indexed notes, you should be aware that the calculation of amounts payable in respect of indexed notes may involve reference to an index determined by an affiliate of ours or to prices which are published solely by third parties or entities which are not subject to regulation under the laws of the United States. The risk of loss as a result of the linkage of principal or interest payments on indexed notes to an index and to the assets on which indices are based can be substantial. Prospective purchasers should consult their own financial and legal advisors as to the risks entailed by an investment in indexed notes.

IT MAY BE VERY DIFFICULT FOR HOLDERS TO SELL THEIR NOTES TO THIRD PARTIES.

     We cannot assure you a trading market for your notes will ever develop or be maintained. Many factors independent of our creditworthiness affect the trading market. These factors include:

     - the complexity and volatility of the index or formula applicable to notes,

     - the method of calculating the principal, premium and interest in respect of the notes,

     - the time remaining to the maturity of the notes,

     - the outstanding amount of the notes,

     - the redemption features of the notes,

     - the amount of other debt securities linked to the index or formula applicable to the notes, and

     - the level, direction and volatility of market interest rates generally.

     In addition, certain notes have a more limited trading market and experience more price volatility because they were designed for specific investment objectives or strategies. There may be a limited number of buyers when you decide to sell such notes. This may affect the price you receive for such notes or your ability to sell such notes at all. You should not purchase notes unless you understand and know you can bear these investment risks.

                              DESCRIPTION OF NOTES

     We have summarized certain terms of the notes, below. The summary below supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the debt securities described in the prospectus that we refer to in this document.

GENERAL

     We will issue the notes under a senior debt indenture dated June 22, 1999 (the "INDENTURE"), with Citibank, N.A., as Trustee. At the date of this prospectus supplement, the notes to be offered pursuant to this prospectus supplement are limited to an aggregate initial public offering price or purchase price of up to $600,000,000 or the equivalent of that amount in one or more foreign or composite currencies, which amount is subject to reduction as a result of the sale of other securities under the registration statement of which this prospectus supplement and the accompanying prospectus form a part. We may increase the aggregate amount of notes in the future. The U.S. dollar equivalent of the public offering price or purchase price of a note denominated in one or more foreign currencies or currency units (each a "SPECIFIED CURRENCY") will be determined on the basis of the noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York (the "MARKET EXCHANGE RATE") for that specified currency on the applicable issue date. That determination will be made by us or a third party, which may be Firstar Bank, N.A. or another affiliate of ours, as exchange rate agent (the "EXCHANGE RATE AGENT"). The notes will be unsecured, will constitute a series of senior securities (as that term is used in the accompanying prospectus), and will rank on an equal basis with all our other unsecured unsubordinated indebtedness.

     The notes will be offered on a continuous basis. Each note will be issued initially as either a book-entry note (a "BOOK-ENTRY NOTE") or, if specified in the applicable pricing supplement, a certificated note. Except as described in the prospectus under "Description of Debt Securities -- Temporary Global Securities," book-entry notes will not be issuable as certificated notes. See "Book-Entry System" below.

     Unless otherwise specified in the applicable pricing supplement, the authorized denominations of notes denominated in U.S. dollars will be $1,000 and any larger amount that is an integral multiple of $1,000, and the authorized denominations of notes having a specified currency other than U.S. dollars will be the approximate equivalents of the U.S. dollar amounts in the specified currency.

     Unless otherwise specified in the applicable pricing supplement, each note will mature on a Business Day nine months or more from its date of issue, as selected by the purchaser of the note and agreed to by us. We may, at our option, extend the maturity date of the notes. Each note may also be subject to redemption at our option, or repayment at the option of the holder, prior to the stated maturity date of the note. Each floating rate note will mature on an interest payment date for that note.

     The pricing supplement relating to a note will describe the following terms:

     - the specified currency for that note;

     - whether that note bears interest at a fixed rate or a floating rate or is an amortizing note and/or an indexed note;

     - the price (expressed as a percentage of the aggregate principal amount or face amount of the note) at which that note will be issued;

     - the date on which that note will be issued (the "ORIGINAL ISSUE DATE");

     - the date of stated maturity of the note;

     - if that note bears interest at a fixed rate, the rate per annum at which that note will bear interest, if any, and whether and the manner in which that rate may be changed prior to its date of stated maturity;

     - if that note bears interest at a floating rate, the base rate, the initial interest rate, the interest reset period or the interest reset dates, the interest payment dates, and, if applicable, the index maturity, the maximum interest rate, the minimum interest rate, the spread or spread multiplier, and any other terms relating to the particular method of calculating the interest rate for that note and whether and the manner in which the spread or spread multiplier may be changed prior to its date of stated maturity;

     - whether that note is an original issue discount note;

     - if that note is an amortizing note, the terms for repayment prior to its stated maturity date;

     - if that note is an indexed interest rate note, the manner in which the amount of any interest payment will be determined;

     - if that note is an indexed principal note, its face amount and the manner in which the principal amount payable at the stated maturity date of the note will be determined;

     - whether that note may be redeemed at our option, or repaid at the option of the holder, prior to the stated maturity date as described under "-- Optional Redemption, Repayment and Repurchase" below and, if so, the provisions relating to that redemption or repayment, including, in the case of an original issue discount note or indexed note, the information necessary to determine the amount due upon redemption or repayment;

     - whether that note is subject to an optional extension beyond its stated maturity date as described under "-- Extension of Maturity" below; and

     - any other terms of that note not inconsistent with the provisions of the indenture under which that note will be issued.

     We may use the term "BUSINESS DAY" to mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York; provided, however, that, with respect to foreign currency notes, a "Business Day" does not include a day on which commercial banks are authorized or required by law, regulation or executive order to close in the principal financial center of the country issuing the specified currency (or, if the specified currency is Euro, that day is also a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open); provided, further, that, with respect to notes as to which LIBOR is an applicable interest rate basis, that day is also a London Business Day. "LONDON BUSINESS DAY" means a day on which commercial banks are open for business (including dealings in the Designated LIBOR Currency) in London.

     We may use the term "PRINCIPAL FINANCIAL CENTER" to mean (a) the capital city of the country issuing the specified currency, or (b) the capital city of the country to which the Designated LIBOR Currency relates, as applicable, except, in the case of (a) or (b) above, that with respect to U.S. dollars, Australian dollars, Canadian dollars, Deutsche marks, Dutch guilders, Portuguese escudos, South African rand and Swiss francs, the "principal financial center" shall be the City of New York, Sydney and (solely in the case of the specified currency) Melbourne, Toronto, Frankfurt, Amsterdam, London (solely in the case of the Designated LIBOR Currency), Johannesburg and Zurich, respectively.

     A "basis point" or "bp" equals one one-hundredth of a percentage point.

PAYMENT OF PRINCIPAL AND INTEREST

     The principal of and any premium and interest on each note are payable by us in the specified currency for that note. If the specified currency for a note is other than U.S. dollars, we will (unless otherwise specified in the applicable pricing supplement) arrange to convert all payments in respect of that note into U.S. dollars in the manner described in the following paragraph. The holder of a note having a specified currency other than U.S. dollars may (if the applicable pricing supplement and that note so indicate) elect to receive all payments in respect of that note in the specified currency by delivery of a written notice to the Trustee or a paying agent for that note not later than fifteen calendar days prior to the applicable payment date, except under the circumstances described under "Risk Factors -- Currency Risks -- Payment Currency" below. That election will remain in effect until revoked by written notice to such Trustee or paying agent received not later than fifteen calendar days prior to the applicable payment date.

     In the case of a note having a specified currency other than U.S. dollars, the amount of any U.S. dollar payment in respect of that note will be determined by the exchange rate agent based on the highest firm bid quotation expressed in U.S. dollars received by the exchange rate agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date (or, if no such rate is quoted on that date, the last date on which such rate was quoted), from three (or, if three are not available, then two) recognized foreign exchange dealers in The City of New York (one of which may be one of our Agents (as defined herein) and another of which may be the exchange rate agent) selected by the exchange rate agent, for the purchase by the quoting dealer, for settlement on that payment date, of the aggregate amount of that specified currency payable on that payment date in respect of all notes denominated in that specified currency. All currency exchange costs will be borne by the holders of those notes by deductions from those payments. If no such bid quotations are available, those payments will be made in that specified currency, unless that specified currency is unavailable due to the imposition of exchange controls or to other circumstances beyond our control, in which case those payments will be made as described under "Risk Factors -- Currency
Risks -- Payment Currency" below.

     Unless otherwise specified in the applicable pricing supplement, U.S. dollar payments of interest on notes (other than interest payable at the stated maturity date) will be made, except as provided below, by check mailed to the registered holders of those notes (which, in the case of global securities representing notes issued in book-entry form, will be a nominee of the Depositary); provided, however, that, in the case of a note issued between a regular record date and the related interest payment date, unless otherwise specified in the related pricing supplement, interest for the period beginning on the original issue date for that note and ending on such interest payment date shall be paid on the next succeeding interest payment date to the registered holder of that note on the related regular record date. A holder of $10,000,000 (or the equivalent of $10,000,000 in a currency other than U.S. dollars) or more in aggregate principal amount of notes of like tenor and term shall be entitled to receive such U.S. dollar payments by wire transfer of immediately available funds, but only if appropriate wire transfer instructions have been received in writing by the Trustee or a paying agent not later than fifteen calendar days prior to the applicable interest payment date. Simultaneously with the election by any holder to receive payments in a currency other than U.S. dollars (as provided above), such holder shall provide appropriate wire transfer instructions to the Trustee or paying agent. Unless otherwise specified in the applicable pricing supplement, we will pay principal and any premium and interest payable at the stated maturity date nine months or more from the date of issue of a note in immediately available funds upon surrender of such note at the corporate trust office or agency of the Trustee in The City of New York.

     Notwithstanding the foregoing, while the notes are represented by one or more book-entry notes registered in the name of DTC or its nominee, payments of principal of, and premium, if any, and interest on such book-entry notes will be made to DTC or its nominee, as the case may be, by wire transfer, to the extent, in the funds and in the manner required by agreements with, or regulations or procedures prescribed by, DTC or its nominee, and otherwise in accordance with such agreements, regulations and procedures.

     Unless otherwise specified in the applicable pricing supplement, if the principal of any note issued at a discount is declared to be due and payable immediately, the amount of principal due and payable with respect to that note will be limited to the aggregate principal amount (or face amount, in the case of an indexed principal note) of that note multiplied by the sum of its issue price (expressed as a percentage of the aggregate principal amount) plus the original issue discount amortized from the date of issue to the date of declaration. This amortization will be calculated using the "interest method" (computed in accordance with generally accepted accounting principles in effect on the date of declaration).

     Unless otherwise specified in the applicable pricing supplement, the regular record date with respect to any payment date for interest (which will generally be semi-annual for fixed rate notes on each March 1 and September 1 (each an "INTEREST PAYMENT DATE")) for a floating rate note or for an indexed rate note shall be the date (whether or not a Business Day) fifteen calendar days immediately preceding that interest payment date, and for a fixed rate note (unless otherwise specified in the applicable pricing supplement) will be the March 15 or September 15 (whether or not a Business Day) immediately preceding that interest payment date.

     Interest rates offered by us with respect to the notes may differ depending upon, among other factors, the aggregate principal amount of notes purchased in any single transaction. Notes with different variable terms other than interest rates may also be offered concurrently to different investors. Interest rates or formulas and other terms of notes are subject to change by us from time to time, but no such change will affect any note previously issued or as to which an offer to purchase has been accepted by us.

FIXED RATE NOTES

     Each fixed rate note will bear interest from its original issue date, or from the last interest payment date to which interest has been paid or duly provided for, at the rate per annum stated in the applicable pricing supplement until the principal amount of that note is paid or made available for payment, except as described below under "-- Subsequent Interest Periods" and "-- Extension of Maturity," and except that if so specified in the applicable pricing supplement, the rate of interest payable on certain fixed rate notes may be subject to adjustment from time to time as described in such pricing supplement. Unless otherwise set forth in the applicable pricing supplement, we will pay interest on each fixed rate note semiannually in arrears on each interest payment date. If an interest payment date with respect to any fixed rate note would otherwise be a day that is not a Business Day, that interest payment date will not be postponed; provided, however, that any payment required to be made in respect of such note on a date (including the day of stated maturity of the note) that is not a Business Day for such note need not be made on that date, but may be made on the next succeeding Business Day with the same force and effect as if made on that date, and no additional interest shall accrue as a result of such delayed payment. Each payment of interest in respect of an interest payment date shall include interest accrued through the day before such interest payment date. Interest on fixed rate notes will be computed on the basis of a 360-day year of twelve 30-day months.

FLOATING RATE NOTES

     Unless otherwise specified in the applicable pricing supplement, each floating rate note will bear interest from its original issue date to the first interest reset date (such period, the "INITIAL INTEREST PERIOD") for such note at the initial interest rate set forth on the face of that note and in the applicable pricing supplement. The interest rate on such note for each interest reset period (and for the initial interest period if so specified in the applicable pricing supplement) will be determined by reference to an interest rate basis (the "BASE RATE"), plus or minus the spread, if any, or multiplied by the spread multiplier, if any. The "SPREAD" is the number of basis points that may be specified in the applicable pricing supplement as being applicable to such note, and the "SPREAD MULTIPLIER" is the percentage that may be specified in the applicable pricing supplement as being applicable to such note, except in each case as described below under "-- Subsequent Interest Periods" and "-- Extension of Maturity," and except that if so specified in the applicable pricing supplement, the spread or spread multiplier on certain floating rate notes may be subject to adjustment from time to time as described in such pricing supplement.

     The applicable pricing supplement will designate one of the following base rates as applicable to a floating rate note:

     - the CD rate (a "CD RATE NOTE");

     - the commercial paper rate (a "COMMERCIAL PAPER RATE NOTE");

     - the federal funds rate (a "FEDERAL FUNDS RATE NOTE");

     - LIBOR (a "LIBOR NOTE");

     - the treasury rate (a "TREASURY RATE NOTE");

     - the prime rate (a "PRIME RATE NOTE");

     - CMT rate (a "CMT NOTE");

     - the eleventh district cost of funds rate (an "ELEVENTH DISTRICT COST OF FUNDS RATE NOTE"); or

     - such other base rate as is set forth in such pricing supplement and in such note.

     The "INDEX MATURITY" for any floating rate note is the period of maturity of the instrument or obligation from which the base rate is calculated. "H.15(519)" means the publication entitled "Statistical Release H.15(519), 'Selected Interest Rates,' " or any successor publication, published by the Board of Governors of the Federal Reserve System. "COMPOSITE QUOTATIONS" means the daily statistical release entitled "Composite 3:30 p.m. Quotations for U.S. Government Securities" published by the Federal Reserve Bank of New York. "H.15 DAILY UPDATE" means the daily update of H.15(519), available through the world-wide-web site of the Board of Governors of the Federal Reserve System at http://www.bog.frb.fed.us/releases/h15/update, or any successor site or publication.

     As specified in the applicable pricing supplement, a floating rate note may also have either or both of the following (in each case expressed as a rate per annum on a simple interest basis): (a) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period ("MAXIMUM INTEREST RATE"), and (b) a minimum limitation, or floor, on the rate at which interest may accrue during any interest period ("MINIMUM INTEREST RATE"). In addition to any maximum interest rate that may be applicable to any floating rate note, the interest rate on a floating rate note will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by U.S. law of general application. The notes will be governed by the law of the State of New York and, under such law as of the date of this prospectus supplement, the maximum rate of interest under provisions of the penal law, with certain exceptions, is 25% per annum on a simple interest basis. Such maximum rate of interest only applies to obligations that are less than $2,500,000.

     Unless otherwise specified in the applicable pricing supplement, the Trustee will be the "CALCULATION AGENT." Upon request of the holder of any floating rate note, the calculation agent will provide the interest rate then in effect and, if determined, the interest rate will become effective as a result of a determination on a date (the "INTEREST RATE DETERMINATION DATE") for the next interest reset date with respect to the floating rate note. Unless otherwise specified in the applicable pricing supplement, the "CALCULATION DATE," if applicable, pertaining to any interest determination date will be the earlier of (a) the tenth calendar day after the interest determination date, or, if this day is not a Business Day, the next succeeding Business Day, or (b) the Business Day immediately preceding the applicable interest payment date or the stated maturity date, as the case may be.

     The interest rate on each floating rate note will be reset daily, weekly, monthly, quarterly, semiannually or annually (such period being the "INTEREST RESET PERIOD" for such note, and the first day of each interest reset period being an "INTEREST RESET DATE"), as specified in the applicable pricing supplement. Unless otherwise specified in the applicable pricing supplement, the interest reset dates will be, in the case of floating rate notes that reset daily, each Business Day; in the case of floating rate notes (other than treasury rate notes) that reset weekly, Wednesday of each week; in the case of treasury rate notes that reset weekly, Tuesday of each week (except as provided below under "-- Treasury Rate Notes"); in the case of floating rate notes that reset monthly, the third Wednesday of each month; in the case of floating rate notes that reset quarterly, the third Wednesday of March, June, September and December of each year; in the case of floating rate notes that reset semiannually, the third Wednesday of each of two months of each year specified in the applicable pricing supplement; and, in the case of floating rate notes that reset annually, the third Wednesday of one month of each year specified in the applicable pricing supplement. If an interest reset date for any floating rate note would otherwise be a day that is not a Business Day, that interest reset date shall be postponed to the next succeeding Business Day, except that, in the case of a LIBOR note, if that Business Day is in the next succeeding calendar month, that interest reset date shall be the immediately preceding Business Day.

     Unless otherwise specified in the applicable pricing supplement, the rate of interest that goes into effect on any interest reset date shall be determined on the interest determination date preceding that interest reset date, as further described below. Unless otherwise specified in the applicable pricing supplement the interest determination date pertaining to an interest reset date for a CD rate note or any floating rate note for which the interest rate is determined with reference to the CD rate (the "CD RATE INTEREST DETERMINATION DATE"), for a commercial paper rate note or any floating rate note for which the interest rate is determined with reference to the commercial paper rate (the "COMMERCIAL PAPER RATE INTEREST DETERMINATION DATE"), for a federal funds rate note or any floating rate note for which the interest rate is determined with reference to the federal funds rate (the "FEDERAL FUNDS RATE INTEREST DETERMINATION DATE"), or for a prime rate note or any floating rate note for which the interest rate is determined with reference to the prime rate (the "PRIME RATE INTEREST DETERMINATION DATE"), or for a CMT rate note or any floating rate note for which the interest rate is determined with reference to the CMT rate (the "CMT RATE INTEREST DETERMINATION DATE"), will be the second Business Day preceding the interest reset date.

     The interest determination date pertaining to an interest reset date for a LIBOR note or any floating rate note for which the interest rate is determined with reference to LIBOR (the "LIBOR RATE INTEREST DETERMINATION DATE") will be the second London Business Day immediately preceding the interest reset date with respect to that note. The interest determination date pertaining to an interest reset date for an eleventh district cost of funds rate note or any floating rate note for which the interest rate is determined with reference to the eleventh district cost of funds rate (the "ELEVENTH DISTRICT COST OF FUNDS RATE INTEREST DETERMINATION DATE") will be the last working day of the month immediately preceding the applicable interest reset date on which the Federal Home Loan Bank of San Francisco publishes the Index (as defined below). The interest determination date pertaining to an interest reset date for a treasury rate note or any floating rate note for which the interest rate is determined with reference to the treasury rate (the "TREASURY RATE INTEREST DETERMINATION DATE") will be the day of the week on which Treasury bills would normally be auctioned in the week in which such interest reset date falls. Treasury bills are usually sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, that Friday will be the treasury rate interest determination date pertaining to an interest reset date occurring in the next succeeding week. If an auction date shall fall on a day which would otherwise be an interest reset date for a treasury rate note, then such interest reset date shall instead be the first Business Day immediately following such auction date.

     The interest determination date pertaining to a floating rate note the interest rate of which is determined by reference to two or more interest rate bases will be the most recent Business Day which is at least two Business Days prior to the applicable interest reset date for such floating rate note on which each interest rate basis is determinable. Each interest rate basis will be determined on that date, and the applicable interest rate will take effect on the applicable interest reset date.

     Unless otherwise specified in the applicable pricing supplement, interest payable in respect of floating rate notes shall be the accrued interest from and including the original issue date or the last date to which interest has been paid, as the case may be, up to but excluding the applicable interest payment date.

     With respect to a floating rate note, accrued interest shall be calculated by multiplying the principal amount of such note (or, in the case of a floating rate note that is an indexed principal note, its face amount) by an accrued interest factor. This accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. Unless otherwise specified in the applicable pricing supplement the interest factor (expressed as a decimal calculated to seven decimal places without rounding) for each such day is computed by dividing the interest rate in effect on such day by 360, in the case of LIBOR notes, prime rate notes, commercial paper rate notes, federal funds rate notes, eleventh district cost of funds rate notes, and CD rate notes, or by the actual number of days in the year, in the case of CMT rate notes or treasury rate notes. For purposes of making the foregoing calculation, the interest rate in effect on any interest reset date will be the applicable rate as reset on such date.

     Unless otherwise specified in the applicable pricing supplement, all percentages resulting from any calculation of the rate of interest on a floating rate note will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, and all currency amounts used in or resulting from such calculation on floating rate notes will be rounded to the nearest one-hundredth of a unit (with .005 of a unit being rounded upward).

     Unless otherwise indicated in the applicable pricing supplement and except as provided below, interest will be payable, in the case of floating rate notes that reset daily, weekly or monthly, on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as specified in the applicable pricing supplement; in the case of floating rate notes that reset quarterly, on the third Wednesday of March, June, September, and December of each year; in the case of floating rate notes that reset semiannually, on the third Wednesday of each of two months of each year specified in the applicable pricing supplement; and, in the case of floating rate notes that reset annually, on the third Wednesday of one month of each year specified in the applicable pricing supplement (each such day being an "INTEREST PAYMENT DATE"). If an interest payment date with respect to any floating rate note would otherwise be a day that is not a Business Day, that interest payment date shall be postponed to the next succeeding Business Day, except that, in the case of a LIBOR note, if such Business Day is in the next succeeding calendar month, such interest payment date shall be the immediately preceding Business Day.

CD RATE NOTES

     Each CD rate note will bear interest for each interest reset period at the interest rate calculated with reference to the CD rate and the spread or spread multiplier, if any, and subject to the minimum interest rate and the maximum interest rate, if any, specified in such note and in the applicable pricing supplement.

     Unless otherwise specified in the applicable pricing supplement, the "CD RATE" for each interest reset period will be:

          (a) the rate on the CD rate interest determination date for negotiable certificates of deposit having the index maturity designated in the applicable pricing supplement as published in H.15(519) under the heading "CDs (Secondary Market)," or

          (b) if the rate referred to in clause (a) above is not published prior to 3:00 p.m., New York City time, on the calculation date pertaining to such CD rate interest determination date, then the "CD rate" for such CD rate interest reset period will be the rate on such CD rate interest determination date for negotiable U.S. dollar certificates of deposit of the index maturity specified in the applicable pricing supplement as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying such rate, or

          (c) if the rate referred to in clause (b) is not published by 3:00 p.m., New York City time, on such calculation date, then the "CD rate" for such interest reset period will be calculated by the calculation agent for such CD rate note and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on such CD rate interest determination date of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the calculation agent for such CD rate note for negotiable certificates of deposit of major U.S. money center banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the index maturity designated in the pricing supplement in an amount that is representative for a single transaction in that market at that time, or

          (d) if the dealers selected as aforesaid by such calculation agent are not quoting offered rates as mentioned in this sentence, the "CD rate" for such interest reset period will be the same as the CD rate for the immediately preceding interest reset period (or, if there was no such interest reset period, the initial interest rate).

COMMERCIAL PAPER RATE NOTES

     Each commercial paper rate note will bear interest for each interest reset period at the interest rate calculated with reference to the commercial paper rate and the spread or spread multiplier, if any, specified in that note and in the applicable pricing supplement.

     Unless otherwise specified in the applicable pricing supplement, the "COMMERCIAL PAPER RATE" for each interest reset period will be determined by the calculation agent for such commercial paper rate note as of the commercial paper rate interest determination date and shall be:

          (a) the Money Market Yield on such commercial paper rate interest determination date of the rate for commercial paper having the index maturity specified in the applicable pricing supplement, as such rate shall be published in H.15(519) under the heading "Commercial
     Paper -- Nonfinancial," or

          (b) if the rate referred to in clause (a) is not published prior to 3:00 p.m., New York City time, on the calculation date pertaining to such commercial paper rate interest determination date, then the "commercial paper rate" for such interest reset period shall be the Money Market Yield on such commercial paper rate interest determination date of the rate for commercial paper of the specified index maturity as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the heading "Commercial Paper-Nonfinancial," or

          (c) if by 3:00 p.m., New York City time, on such calculation date the rate referred to in clause (b) is not yet published in either H.15(519) or
     H.15 Daily Update or another recognized electronic source used for the purpose of displaying such rate, then the "commercial paper rate" for such interest reset period shall be the Money Market Yield of the arithmetic mean of the offered rates, as of 11:00 a.m., New York City time, on such commercial paper rate interest determination date of three leading dealers of commercial paper in The City of New York (which may include one or more of the Agents or their affiliates) selected by the calculation agent for such commercial paper rate note for commercial paper of the specified index maturity placed for an industrial issuer whose bonds are rated "AA" or the equivalent by a nationally recognized rating agency; provided, however, that if the dealers selected as aforesaid by such calculation agent are not quoting offered rates as mentioned in this sentence, the "commercial paper rate" for such interest reset period will be the same as the commercial paper rate for the immediately preceding interest reset period (or, if there was no such interest reset period, the initial interest rate).

     "MONEY MARKET YIELD" shall be a yield calculated in accordance with the following formula:

                             D X 360
                       -------------
                       360 - (D X M)
Money Market Yield =

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the interest period for which interest is being calculated.

FEDERAL FUNDS RATE NOTES

     Each federal funds rate note will bear interest for each interest reset period at the interest rate calculated with reference to the federal funds rate and the spread or spread multiplier, if any, specified in such note and in the applicable pricing supplement.

     Unless otherwise specified in the applicable pricing supplement, the "FEDERAL FUNDS RATE" for each interest reset period shall be:

          (a) the effective rate on the federal funds rate interest determination date for federal funds as published in H.15(519) under the heading "Federal Funds (Effective)," as such rate is displayed on Bridge Telerate, Inc. (or any successor service) on page 120 (or any other page as may replace such page on such service) ("TELERATE PAGE 120"), or

          (b) if the rate referred to in clause (a) does not appear on Telerate Page 120 or is not yet published prior to 3:00 p.m., New York City time, on the calculation date pertaining to such interest determination date, the "federal funds rate" for such interest reset period shall be the rate on such interest determination date as published in H.15 Daily Update, or such other recognized electronic service used for the purpose of displaying such rate under the heading "Federal Funds/Effective Rate," or

          (c) if by 3:00 p.m., New York City time, on such calculation date the rate referred to in clause (b) does not appear on Telerate Page 120 or is not yet published in either H.15(519) or H.15 Daily Update or such other recognized electronic source, then the "federal funds rate" for such interest reset period will be calculated by the calculation agent and will be the arithmetic mean of the rates prior to 9:00 a.m., New York City time, on such interest determination date of the last transaction in overnight federal funds arranged by three leading brokers of federal funds transactions in The City of New York (which may include one or more of the Agents or their affiliates) selected by the calculation agent, provided, that if the brokers selected by the calculation agent are not quoting as mentioned in this sentence, the federal funds rate will be the federal funds rate in effect on such federal funds rate interest determination date.

LIBOR NOTES

     Each LIBOR note will bear interest for each interest reset period at the interest rate (calculated with reference to LIBOR and the spread and/or spread multiplier, if any, and subject to the minimum interest rate and the maximum interest rate, if any, specified in such note and in the applicable pricing supplement).

     Unless otherwise specified in the applicable pricing supplement, "LIBOR" will be determined by the calculation agent in accordance with the following provisions:

          (a) With respect to any interest determination date relating to a LIBOR note or any floating rate note for which the interest is determined with reference to LIBOR (a "LIBOR INTEREST DETERMINATION DATE"), LIBOR will be, as specified, in the applicable pricing supplement, either:

             (1) the arithmetic mean of the offered rates for deposits in the index currency having the index maturity designated in the applicable pricing supplement, commencing on the second London Business Day immediately following that LIBOR interest determination date, which appear on the Reuters Screen LIBO Page as of 11:00 a.m., London time, on that LIBOR interest determination date, if at least two such offered rates appear on the Reuters Screen LIBO Page, unless such Reuters Screen LIBO Page by its terms provides only for a single rate, in which case such single rate shall be used ("LIBOR REUTERS"), or

             (2) the rate for deposits in the index currency having the index maturity designated in the applicable pricing supplement, commencing on the second London Business Day immediately following that LIBOR interest determination date, which appears on the

               Telerate Page 3750 as of 11:00 a.m., London time, on that LIBOR interest determination date ("LIBOR TELERATE"). "REUTERS SCREEN LIBO PAGE" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks for the applicable index currency). "TELERATE PAGE 3750" means the display designated as page "3750" on the Dow Jones Telerate Service (or such other page as may replace the 3750 page on that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates of major banks for the applicable index currency). If neither LIBOR Reuters nor LIBOR Telerate is specified in the applicable pricing supplement, LIBOR for the applicable index currency will be determined as if LIBOR Telerate (and, if the U.S. dollar is the index currency, page 3750) had been specified. If fewer than two offered rates appear on the Reuters Screen LIBO Page (unless, as aforesaid, only a single rate is required), or if no rate appears on the Telerate Page 3750, as applicable, LIBOR in respect of that LIBOR interest determination date will be determined as if the parties had specified the rate described in (b) below.

          (b) With respect to a LIBOR interest determination date on which fewer than two offered rates (unless, as aforesaid, only a single rate is required) appear on the Reuters Screen LIBO Page, as specified in (a)(1) above, or on which no rate appears on Telerate Page 3750, as specified in
     (a)(2) above, as applicable, LIBOR will be determined on the basis of the rates at which deposits in the index currency having the index maturity designated in the applicable pricing supplement are offered at approximately 11:00 a.m., London time, on that LIBOR interest determination date by four major banks in the London interbank market selected by the calculation agent ("REFERENCE BANKS") to prime banks in the London interbank market, commencing on the second London Business Day immediately following that LIBOR interest determination date and in a principal amount that is representative for a single transaction in such index currency in such market at such time. The calculation agent will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR in respect of that LIBOR interest determination date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR in respect of that LIBOR interest determination date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., in the principal financial center for the country of the index currency, on the LIBOR interest determination date by three major banks in such principal financial center (which may include affiliates of the Agents) selected by the calculation agent for loans in the index currency to leading European banks, having the index maturity designed in the applicable pricing supplement commencing on the second London Business Day immediately following such LIBOR interest determination date and in a principal amount that is representative for a single transaction in such index currency in such market at such time; provided, however, that if the banks selected as aforesaid by the calculation agent are not quoting as mentioned in this sentence, LIBOR with respect to such LIBOR interest determination date will be the rate of LIBOR in effect on such LIBOR interest determination date.

     "INDEX CURRENCY" means the currency specified in the applicable pricing supplement as the currency for which LIBOR shall be calculated. If no such currency is specified in the applicable pricing supplement, the index currency shall be U.S. dollars.

TREASURY RATE NOTES

     Each treasury rate note will bear interest for each interest reset period at the interest rate calculated with reference to the treasury rate and the spread or spread multiplier, if any, specified in such note and in the applicable pricing supplement.

     Unless otherwise specified in the applicable pricing supplement, the "TREASURY RATE" for each interest reset period will be:

          (a) the rate from the auction held on the applicable treasury rate interest determination date (the "AUCTION") of direct obligations of the United States ("TREASURY BILLS") having the Index Maturity specified in the applicable pricing supplement under the caption "Investment Rate" on the display on Bridge Telerate, Inc. or any successor service on page 56 or any other page as may replace page 56 on that service ("TELERATE PAGE 56") or page 57 or any other page as may replace page 57 on that service ("TELERATE PAGE 57"), or

          (b) if the rate described in clause (a) is not so published by 3:00 p.m., New York City time, on the related calculation date, the Bond Equivalent Yield of the rate for the applicable Treasury Bills as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury Bills/Auction High," or

          (c) if the rate described in clause (b) is not so published by 3:00 p.m., New York City time, on the related calculation date, the Bond Equivalent Yield of the auction rate of the applicable Treasury Bills announced by the U.S. Department of the Treasury, or

          (d) in the event that the rate referred to in clause (c) is not announced by the U.S. Department of the Treasury, or if the Auction is not held, the Bond Equivalent Yield of the rate on the applicable Treasury Rate interest determination date having the Index Maturity specified in the applicable pricing supplement published in H.15(519) under the caption "U.S. Government Securities/Treasury Bills/Secondary Market," or

          (e) if the rate referred to in clause (d) is not so published by 3:00 p.m., New York City time, on the related calculation date, the rate on the applicable Treasury Rate Interest Determination Date as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury Bills/ Secondary Market," or

          (f) if the rate referred to in clause (e) is not so published by 3:00 p.m., New York City time, on the related calculation date, the rate on the applicable treasury rate interest determination date calculated by the calculation agent as the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on the applicable interest determination date, of three primary U.S. government securities dealers (which may include one or more of the Agents or their affiliates), selected by the calculation agent, for the issue of Treasury Bills with a remaining maturity closest to the index maturity specified in the applicable pricing supplement, or

          (g) if the dealers selected by the calculation agent are not quoting as mentioned in clause (f), the rate in effect on the applicable treasury rate interest determination date.

     "BOND EQUIVALENT YIELD" means a yield calculated in accordance with the following formula and expressed as a percentage:

                              D X N
                          -------------  X 100
                          360 - (D X M)
Bond Equivalent Yield =

where "D" refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis, "N" refers to 365 or 366, as the case may be, and "M" refers to the actual number of days in the interest period for which interest is being calculated.

PRIME RATE NOTES

     Each prime rate note will bear interest at the interest rate calculated with reference to the prime rate and the spread or spread multiplier, if any, specified in such note and in the applicable pricing supplement.

     Unless otherwise specified in the applicable pricing supplement, the "PRIME RATE" means, with respect to any prime rate interest determination date:

          (a) the rate on the applicable prime rate interest determination date as published in H.15(519) under the heading "Bank Prime Loan," or

          (b) if the rate referred to in clause (a) is not so published by 3:00 p.m., New York City time, on the related calculation date, the rate on the applicable Prime Rate Interest Determination Date published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate under the caption "Bank Prime Loan," or

          (c) if the rate referred to in clause (b) is not so published by 3:00 p.m., New York City time, on the calculation date pertaining to such prime rate interest determination date, then the prime rate will be determined by the calculation agent and will be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen USPRIME1 Page as such bank's prime rate or base lending rate as in effect for that prime rate interest determination date.

     "REUTERS SCREEN USPRIME1" means the display designated as page "USPRIME1" on the Reuters Monitor Money Rates Service (or such other page as may replace the USPRIME1 page on that service for the purpose of displaying prime rates or base lending rates of major U.S. banks). If fewer than four such rates but more than one such rate appear on the Reuters Screen USPRIME1 Page for such prime rate interest determination date, the prime rate shall be determined by the calculation agent and will be the arithmetic mean of the prime rates quoted on the basis of actual number of days in the year divided by 360 as of the close of business on such prime rate interest determination date by at least three major money center banks in New York City selected by the calculation agent (after consulting with us). If the banks selected as aforesaid are not quoting as mentioned in this sentence, the prime rate will remain the prime rate in effect on such prime rate interest determination date.

CMT RATE NOTES

     CMT rate notes will bear interest at the interest rate (calculated with reference to the CMT rate and the spread and/or spread multiplier, if any) specified on the face of the CMT rate note and in the applicable pricing supplement.

     Unless otherwise specified in the applicable pricing supplement, "CMT RATE" means, with respect to any CMT rate interest determination date:

          (a) the rate displayed on the Designated CMT Telerate Page under the caption ". . . Treasury Constant Maturities . . . Federal Reserve Board
     Release H.15. . . . Mondays Approximately 3:45 p.m.," under the column for the Designated CMT Maturity Index (as defined below) for (1) if the Designated CMT Telerate Page is 7051, the rate on such CMT interest determination date and (2) if the Designated CMT Telerate Page is 7052, the rate for the week, or the month, as applicable, ended immediately preceding the week in which the related CMT interest determination date occurs, or

          (b) if the rate referred to in clause (a) is no longer displayed on the relevant page, or if not displayed by 3:00 p.m., New York City time, on the related calculation date, then the CMT rate for such CMT interest determination date will be such treasury constant maturity rate for the Designated CMT Maturity Index as published in H.15(519), or

          (c) if the rate referred to in clause (b) is no longer published, or if not published by 3:00 p.m., New York City time, on the related calculation date, then the CMT rate for such CMT interest determination date will be such Treasury Constant Maturity Rate for the Designated CMT Maturity Index (or other U.S. Treasury rate for the Designated CMT Maturity Index) for the CMT interest determination date with respect to such interest reset date as may then be published by either the Board of Governors of the Federal Reserve System or the U.S. Department of the Treasury that the calculation agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in the relevant H.15(519), or

          (d) if the rate referred to in clause (c) is not provided by 3:00 p.m., New York City time, on the related calculation date, then the CMT rate for the CMT rate interest determination date will be calculated by the calculation agent and will be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 p.m., New York City time, on the CMT rate interest determination date reported, according to their written records, by three leading primary U.S. government securities dealers (each, a "REFERENCE DEALER") in The City of New York (which may include one or more of the Agents or their affiliates) selected by the calculation agent (from five such reference dealers selected by the calculation agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States ("TREASURY NOTES") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year, or

          (e) if the calculation agent cannot obtain three such CMT rate Treasury note quotations, the CMT rate for such CMT rate interest determination date will be calculated by the calculation agent and will be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 p.m., New York City time, on the CMT rate interest determination date of three reference dealers in The City of New York (from five such reference dealers selected by the calculation agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for Treasury notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index in an amount of at least $100 million, or

          (f) if three or four (and not five) of such reference dealers are quoting as described above, then the CMT rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor lowest of such quotes will be eliminated, or

          (g) if fewer than three reference dealers selected by the calculation agent are quoting as described herein, the CMT rate will be the CMT rate in effect on such CMT rate interest determination date. If two Treasury notes with an original maturity as described in clause (f) have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotes for the Treasury notes with the shorter remaining term to maturity will be used.

     "DESIGNATED CMT TELERATE PAGE" means the display on the Dow Jones Telerate Service on the page designated in the applicable pricing supplement (or any other page as may replace such page on that service for the purpose of displaying Treasury Constant Maturities as reported in H.15(519)) for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If no such page is specified in the applicable pricing supplement, the Designated CMT Telerate Page shall be 7052 for the most recent week.

     "DESIGNATED CMT MATURITY INDEX" means the original period to maturity of the U.S. Treasury securities (either 1, 2, 3, 5, 7, 10, 20 or 30 years) specified in the applicable pricing supplement with respect to which the CMT rate will be calculated. If no such maturity is specified in the applicable pricing supplement, the Designated CMT Maturity Index shall be 2 years.

ELEVENTH DISTRICT COST OF FUNDS RATE NOTES

     Each eleventh district cost of funds rate note will bear interest at interest rates calculated with reference to the eleventh district cost of funds rate and the spread or spread multiplier, if any, specified on the face of the eleventh district cost of funds rate note and in the applicable pricing supplement.

     Unless otherwise specified in the applicable pricing supplement, "ELEVENTH DISTRICT COST OF FUNDS RATE" means, with respect to any eleventh district cost of funds rate interest determination date:

          (a) the rate equal to the monthly weighted average cost of funds for the calendar month immediately preceding the month in which such eleventh district cost of funds rate interest determination date falls, as set forth under the caption "11th District" on Telerate Page 7058 as of 11:00 a.m., San Francisco time, on such eleventh district cost of funds rate interest determination date, or

          (b) if such rate does not appear on Telerate Page 7058 on any related eleventh district cost of funds rate interest determination date, the eleventh district cost of funds rate on such eleventh district cost of funds rate interest determination date shall be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced (the "INDEX") by the Federal Home Loan Bank of San Francisco as such cost of funds for the calendar month immediately preceding the date of such announcement, or

          (c) if the Federal Home Loan Bank of San Francisco fails to announce such rate for the calendar month immediately preceding such eleventh district cost of funds rate interest determination date, then the eleventh district cost of funds rate determined as of such eleventh district cost of funds rate interest determination date shall be the eleventh district cost of funds rate in effect on such eleventh district cost of funds rate interest determination date.

     "TELERATE PAGE 7058" means the display designated as page "7058" on the Bridge Telerate Inc. (or such other page as may replace the 7058 page on that service for the purpose of displaying the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District).

SUBSEQUENT INTEREST PERIODS

     The pricing supplement relating to each note will indicate whether we have the option to reset the interest rate (in the case of a fixed rate note) with respect to that note or the spread or spread multiplier (in the case of a floating rate note) with respect to that note and, if so, the date or dates on which such interest rate or such spread or spread multiplier, as the case may be, may be reset (each an "OPTIONAL RESET DATE").

     We will notify the Trustee for a note whether or not we intend to exercise such option with respect to such note at least 45 but not more than 60 calendar days prior to an optional reset date for such note. Not later than 40 calendar days prior to such optional reset date, the Trustee for such note will mail to the holder of such note a notice (the "RESET NOTICE"), first class, postage prepaid, indicating whether we have elected to reset the interest rate (in the case of a fixed rate note) or the spread or spread multiplier (in the case of a floating rate note) and if so, (a) such new interest rate or such new spread or spread multiplier, as the case may be, and (b) the provisions, if any, for redemption during the period from such optional reset date to the next optional reset date or, if there is no such next optional reset date, to the stated maturity date of the note (each such period a "SUBSEQUENT INTEREST PERIOD"), including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during such subsequent interest period.

     Notwithstanding the foregoing, not later than 20 calendar days prior to an optional reset date for a note, we may, at our option, revoke the interest rate (in the case of a fixed rate note) or the spread or spread multiplier (in the case of a floating rate note) provided for in the reset notice with respect to such optional reset date and establish a higher interest rate (in the case of a fixed rate note) or a higher spread or spread multiplier (in the case of a floating rate note) for the subsequent interest period commencing on such optional reset date by causing the Trustee for such note to mail notice of such higher interest rate or higher spread or spread multiplier, as the case may be, first class, postage prepaid, to the holder of such note. Such notice shall be irrevocable. All notes with respect to which the interest rate or spread or spread multiplier is reset on an optional reset date will bear such higher interest rate (in the case of fixed rate notes) or higher spread or spread multiplier (in the case of floating rate notes), whether or not tendered for repayment.

     The holder of a note will have the option to elect repayment of such note by us on each optional reset date at a price equal to the principal amount thereof, plus interest accrued to such optional reset date. In order for a note to be repaid on an optional reset date, the holder of the note must follow the procedures set forth below under "Optional Redemption, Repayment and Repurchase" for optional repayment, except that the period for delivery of such note or notification to the Trustee for such note shall be at least 25 but not more than 35 calendar days prior to such optional reset date, and except that a holder who has tendered a note for repayment pursuant to a reset notice may, by written notice to the Trustee for such note, revoke any such tender for repayment until the close of business on the tenth day prior to such optional reset date.

INDEXED NOTES

     We may from time to time offer notes ("INDEXED NOTES") on which certain or all interest payments (in the case of an "INDEXED RATE NOTE"), and/or the principal amount payable at the stated maturity date or earlier redemption or retirement (in the case of an "INDEXED PRINCIPAL NOTE"), is determined by reference to the principal amount of such notes (or, in the case of an indexed principal note, to the amount designated in the applicable pricing supplement as the "face amount" of such indexed note) and by reference to indices of prices, changes in prices, or differences between prices, of securities, currencies, intangibles, goods, articles or commodities, or by such other objective price, economic or other measures as are described in the applicable pricing supplement. A description of the index used in any determination of an interest or principal payment, and the method or formula by which interest or principal payments will be determined by reference to such index, will be set forth in the applicable pricing supplement.

     In the case of a fixed rate note, floating rate note or indexed rate note that is also an indexed principal note, the amount of any interest payment will be determined by reference to the face amount of such indexed note unless specified otherwise in the applicable pricing supplement. In the case of an indexed principal note, the principal amount payable at the stated maturity date or any earlier redemption or repayment of the indexed note may be different from the face amount.

     If the determination of the index on which any interest payment or the principal amount of an indexed note is calculated or announced by a third party, which may be Firstar Bank, N.A. or an affiliate of ours, and such third party either suspends the calculation or announcement of such index or changes the basis upon which such index is calculated (other than changes consistent with policies in effect at the time such indexed note was issued and permitted changes described in the applicable pricing supplement), then such index shall be calculated for purposes of such indexed note by another third party selected by us, which may be Firstar Bank, N.A. or another affiliate of ours, subject to the same conditions and controls as applied to the original third party. If for any reason such index cannot be calculated on the same basis and subject to the same conditions and controls as applied to the original third party, then the indexed interest payments, if any, or any indexed principal amount of such indexed note, shall be calculated in the manner set forth in the applicable pricing supplement. Any determination of such third party shall in the absence of manifest error be binding on all parties. See "Risk Factors."

AMORTIZING NOTES

     We may from time to time offer amortizing notes ("AMORTIZING NOTES") on which a portion or all the principal amount is payable prior to its stated maturity date in accordance with a schedule, by application of a formula, or by reference to an index. Unless otherwise specified in the applicable pricing supplement, interest on each amortizing note will be computed on the basis of a 360-day year of twelve 30-day months. Payments with respect to amortizing notes will be applied first to interest due and payable on the amortizing notes and then to the reduction of the unpaid principal amount of the amortizing notes. Further information concerning additional terms and conditions of any amortizing notes, including terms for repayment thereof, will be set forth in the applicable pricing supplement.

EXTENSION OF MATURITY

     The pricing supplement relating to each note will indicate whether we have the option to extend the stated maturity date of such note for one or more periods of whole years from one to five (each an "EXTENSION PERIOD") up to but not beyond the date (the "FINAL MATURITY") set forth in such pricing supplement.

     We may exercise such option with respect to a note by notifying the Trustee for such note at least 45 but not more than 60 calendar days prior to the old stated maturity date of the note. Not later than 40 calendar days prior to the old stated maturity date of such note, the Trustee for such note will mail to the holder of such note a notice (the "EXTENSION NOTICE"), first class, postage prepaid. The extension notice will set forth:

     - our election to extend the stated maturity date of such note;

     - the new stated maturity date;

     - in the case of a fixed rate note, the interest rate applicable to the extension period or, in the case of a floating rate note, the spread or spread multiplier applicable to the extension period; and

     - the provisions, if any, for redemption during the extension period, including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during the extension period.

     Upon the mailing by the Trustee of an extension notice to the holder of a note, the stated maturity date of that note shall be extended automatically, and, except as modified by the extension notice and as described in the next paragraph, that note will have the same terms as prior to the mailing of such extension notice.

     Notwithstanding the foregoing, not later than 20 calendar days prior to the old stated maturity date of such note, we may, at our option, revoke the interest rate (in the case of a fixed rate note) or the spread or spread multiplier (in the case of a floating rate note) provided for in the extension notice for such note and establish a higher interest rate (in the case of a fixed rate note) or a higher spread or spread multiplier (in the case of a floating rate note) for the extension period, by causing the Trustee for such note to mail notice of such higher interest rate or higher spread or spread multiplier, as the case may be, first class, postage prepaid, to the holder of such note. Such notice shall be irrevocable. All notes with respect to which the stated maturity date is extended will bear such higher interest rate (in the case of fixed rate notes) or higher spread or spread multiplier (in the case of floating rate notes) for the extension period, whether or not tendered for repayment.

     If we extend the stated maturity date of a note, the holder of that note will have the option to elect repayment of such note by us on the old stated maturity date at a price equal to the principal amount thereof, plus interest accrued to such date. In order for a note to be repaid on the old stated maturity date once we have extended the stated maturity date of that note, the holder of that note must follow the procedures set forth below under "-- Optional Redemption, Repayment and Repurchase" for optional repayment, except that the period for delivery of such note or notification to the Trustee shall be at least 25 but not more than 35 days prior to the old stated maturity date, and except that a holder who has tendered a note for repayment pursuant to an extension notice may, by written notice to the Trustee, revoke any such tender for repayment until the close of business on the tenth day before the old stated maturity date.

OPTIONAL REDEMPTION, REPAYMENT AND REPURCHASE

     The pricing supplement relating to each note will indicate either that such note cannot be redeemed prior to its stated maturity date or that such note will be redeemable at our option, in whole or in part, and the date or dates (each an "OPTIONAL REDEMPTION DATE") on which such note may be redeemed and the price at which (together with accrued interest to such optional redemption date) such note may be redeemed on each such optional redemption date. We may exercise such option with respect to a note by notifying the Trustee at least 45 days prior to any optional redemption date.

     Unless otherwise specified in the applicable pricing supplement, not more than 60 days prior to the date of redemption, the Trustee shall mail notice of such redemption, first class, postage prepaid, to the holder of such note. In the event of redemption of a note in part only, a new note or notes for the unredeemed portion thereof shall be issued to the holder thereof upon the cancellation thereof. The notes will not be subject to any sinking fund.

     The pricing supplement relating to each note will also indicate whether the holder of such note will have the option to elect repayment of such note by us prior to its stated maturity date, and, if so, such pricing supplement will specify the date or dates on which such note may be repaid (each an "OPTIONAL REPAYMENT DATE") and the price at which, together with accrued interest to such optional repayment date, such note may be repaid on each such optional repayment date.

     In order for a note to be repaid, the Trustee must receive, at least 30 but not more than 45 days prior to an optional repayment date, (a) such note with the form entitled "Option to Elect Repayment" on the reverse thereof duly completed, or (b) a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States setting forth the name of the holder of such note, the principal amount of such note to be repaid, the certificate number or a description of the tenor and terms of such note, a statement that the option to elect repayment is being exercised thereby and a guarantee that the note to be repaid with the form entitled "Option to Elect Repayment" on the reverse of the note duly completed will be received by such Trustee not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter. If the procedure described in clause (b) of the preceding sentence is followed, then such note and form duly completed must be received by the Trustee by such fifth Business Day. Any tender of a note by the holder for repayment (except pursuant to a reset notice or an extension notice) shall be irrevocable. The repayment option may be exercised by the holder of a note for less than the entire principal amount of such note provided that the principal amount of such note remaining outstanding after repayment is an authorized denomination. Upon such partial repayment, such note shall be cancelled and a new note or notes for the remaining principal amount thereof shall be issued in the name of the holder of such repaid note.

     If a note is represented by a global security, the nominee of the Depository Trust Company ("DTC") will be the holder of such note and therefore will be the only entity that can exercise a right to repayment. In order to ensure that DTC's nominee will timely exercise a right to repayment with respect to a particular note, the beneficial owner of such note must instruct the broker or other direct or indirect participant through which it holds an interest in such note to notify DTC of its desire to exercise a right to repayment. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a note in order to ascertain the cut-off time by which such an instruction must be given in order for timely notice to be delivered to DTC.

     Notwithstanding anything in this prospectus supplement to the contrary, if a note is an original issue discount note (other than an indexed note), the amount payable on such note in the event of redemption or repayment prior to its stated maturity date shall be the amortized face amount of such note as of the date of redemption or the date of repayment, as the case may be. The "amortized face amount" of a note issued at a discount shall be the amount equal to: (a) the issue price set forth in the applicable pricing supplement, plus (b) that portion of the difference between the issue price and the principal amount of such note that has accrued at the yield to maturity set forth in the pricing supplement (computed in accordance with generally accepted U.S. bond yield computation principles) by such date of redemption or repayment, but in no event shall the amortized face amount of a note issued at a discount exceed its principal amount.

     We may at any time purchase notes at any price in the open market or otherwise. Notes so purchased by us may, at our discretion, be held or resold or surrendered to the Trustee for cancellation.

BOOK-ENTRY SYSTEM

     DTC will act as securities depositary for the notes. Upon issuance, and subject to the rules of DTC, all book-entry notes having the same original issue date and otherwise identical terms will be represented by a single global security for each $200,000,000 principal amount of such notes or portion thereof. Each global security representing book-entry notes will be deposited with, or on behalf of, DTC, and registered in the name of Cede & Co., DTC's nominee.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934 ("EXCHANGE ACT"). DTC holds securities that its participants ("PARTICIPANTS") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants" include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("INDIRECT PARTICIPANTS"). The rules applicable to DTC and its Participants are on file with the Securities and Exchange Commission.

     Purchases of notes under the DTC system must be made by or through Direct Participants, which will receive a credit for the notes on DTC's records. The ownership interest of each actual purchaser of each note ("BENEFICIAL OWNER") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in notes, except in the event that use of the book-entry system for the notes is discontinued.

     To facilitate subsequent transfers, all notes deposited by Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of notes with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the notes; DTC's records reflect only the identities of the Direct Participants to whose accounts such notes are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Principal, premium and interest payments on the notes will be made to Cede & Co. as nominee of DTC. DTC's practice is to credit Direct Participants' accounts, upon DTC's receipt of funds and corresponding information from the issuer or trustee on the payment date in accordance with their respective holdings shown on DTC's records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with notes held for the accounts of customers in bearer form registered in "street name," and will be the responsibility of such Participant and not of DTC, the trustee or Firstar, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to Cede & Co. is the responsibility of Firstar, the trustee or a paying agent, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

     Redemption notices will be sent to Cede & Co. If less than all the notes within an issue are being redeemed, DTC's current practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

     A Beneficial Owner shall give notice to elect to have the notes purchased or tendered through its Participant to the tender or remarketing agent and shall effect delivery of such notes by causing the Direct Participant to transfer the Participant's interest in the notes on DTC's records to the tender or remarketing agent.

     So long as DTC or its nominee is the registered owner of a global note, DTC or such nominee, as the case may be, will be considered the sole owner and holder of the notes represented by such global note for all purposes of the notes and the indenture, as the case may be. Owners of beneficial interests in global notes will not be entitled to have the notes represented by such global notes registered in their names. Accordingly, each person owning a beneficial interest in a global note must rely on the procedures of DTC, or its nominee, and, if such person is not a Participant, on the procedures of the Participant through which such person owns its interest, to exercise any rights of a holder of notes.

     If DTC notifies Firstar that it is unwilling or unable to continue as depositary or if at any time the depositary ceases to be a clearing agency registered under the Exchange Act, Firstar has agreed to appoint a successor depositary. If such a successor is not appointed by Firstar within 90 days, Firstar will issue notes in individual certificated form in exchange for the global notes. In addition, Firstar may at any time and in its sole discretion determine that the notes will no longer be represented by global notes. In that event, Firstar will issue notes in individual certificated form in exchange for such global notes. In any such case, an owner of a beneficial interest in a global note will be entitled to physical delivery in individual certificated form of notes equal in principal amount to such beneficial interest and to have such notes registered in such owner's name. Notes so issued in individual certificated form will be issued in denominations of $1,000 and integral multiples of $1,000.

     DTC management is aware that some computer applications, systems and the like for processing data ("SYSTEMS") that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter "Year 2000 problems." DTC has informed its participants and other members of the financial community (the "INDUSTRY") that it has developed and is implementing a program so that its Systems, as the same relate to the timely payment of distributions (including principal and income payments) to securityholders, book-entry deliveries and settlement of trades within DTC ("DTC SERVICES"), continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

     However, DTC's ability to perform properly its services is also dependent upon other parties, including but not limited to issuers and their agents, as well as third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed the Industry that it is contacting (and will continue to contact) third party vendors from whom DTC acquires services to: (a) impress upon them the importance of such services being Year 2000 compliant, and
(b) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC is in the process of developing such contingency plans as it deems appropriate. According to DTC, the foregoing information with respect to DTC has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

     A further description of DTC's procedures with respect to Global Securities representing book-entry notes is set forth in the prospectus under "Description of Debt Securities -- Temporary Global Securities." DTC has confirmed to us, the Agents and the Trustees that it intends to follow such procedures.

             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     The following summary describes certain U.S. federal income tax consequences of the ownership of notes as of the date hereof. Except where noted, it deals only with notes held as capital assets and does not deal with special situations, such as those of dealers in securities or currencies, traders in securities who elect to use a mark-to-market method of accounting, financial institutions, life insurance companies, persons holding notes as part of a hedging or conversion transaction or straddle or U.S. holders (as defined below) whose "functional currency" is not the U.S. dollar. Moreover, the summary deals only with notes that are due to mature 30 years or less from the date on which they are issued. The U.S. federal income tax consequences of ownership of notes due to mature more than 30 years from their date of issue will be discussed in the applicable pricing supplement. Furthermore, the discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "CODE"), and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified so as to result in federal income tax consequences different from those discussed below. Persons considering the purchase, ownership or disposition of notes should consult their own tax advisors concerning the federal income tax consequences in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction.

U.S. HOLDERS

     As used herein, a "U.S. HOLDER" of a note means a holder that is (i) a citizen or resident of the United States, (ii) a corporation or partnership created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source or (iv) a trust (X) that is subject to the primary supervision of a court within the United States and the control of a United States fiduciary as described in section 7701(a)(30) of the Code or (Y) that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person. A "NON-U.S. HOLDER" is a holder that is not a U.S. holder.

PAYMENTS OF INTEREST

     Except as described below, interest on a note will generally be taxable to a U.S. holder as ordinary income from domestic sources at the time it is paid or accrued in accordance with the U.S. holder's method of accounting for tax purposes.

ORIGINAL ISSUE DISCOUNT

     The following is a summary of the principal U.S. federal income tax consequences of the ownership of notes originally issued at a discount by U.S. holders. The following discussion does not address notes providing for contingent payments other than notes that bear qualified stated interest. Additional rules applicable to notes which are denominated in or determined by reference to a specified currency other than the U.S. dollar are described under "Foreign Currency Notes" below.

     A note may be issued for an amount that is less than its stated redemption price at maturity (the sum of all payments to be made on the note other than "qualified stated interest"). The difference between the stated redemption price at maturity of the note and its "issue price," if such difference is at least 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity or, in the case of amortizing notes, by the weighted average maturity, will be "original issue discount" ("OID").

     The "issue price" of each note in a particular offering is the first price at which a substantial amount of that particular offering is sold (other than to an underwriter, placement agent or wholesaler). "Qualified stated interest" is stated interest that is unconditionally payable in cash or in property (other than debt instruments of the issuer) at least annually at a single fixed rate or, subject to certain conditions, based on one or more interest indices. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments.

     In the case of a note issued with de minimis OID (i.e., discount that is not treated as OID because it is less than 0.25 percent of the stated redemption price at maturity multiplied by the number of complete years to maturity or, in the case of amortizing notes, by the weighted average maturity), the U.S. holder generally must include such de minimis OID in income as capital gain as stated principal payments on the notes are made in proportion to the stated principal amount of the note.

     Certain notes may be redeemed or repaid prior to their stated maturity date at the option of Firstar and/or at the option of the holder. Notes originally issued at a discount and containing such features may be subject to rules that differ from the general rules discussed herein. Persons considering the purchase of notes originally issued at a discount with such features should carefully examine the applicable pricing supplement and should consult their own tax advisors with respect to such features since the tax consequences with respect to OID will depend, in part, on the particular terms and features of the notes.

     U.S. holders of notes originally issued at a discount with a maturity upon issuance of more than one year must, in general, include OID in income in advance of the receipt of some or all of the related cash payments. The amount of OID includible in income by the initial U.S. holder of a note originally issued at a discount is the sum of the "daily portions" of OID with respect to the note for each day during the taxable year or portion of the taxable year in which such U.S. holder held such note ("ACCRUED OID"). The daily portion is determined by allocating to each day in any "accrual period" a pro rata portion of the OID allocable to that accrual period. The "accrual period" for a note originally issued at a discount may be of any length and may vary in length over the term of the note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the first day or the final day of an accrual period. The amount of OID that will be allocated to any accrual period is an amount equal to the excess, if any, of: the product of the note's adjusted issue price at the beginning of such accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period) over; the sum of any qualified stated interest allocable to the accrual period. OID that will be allocated to a final accrual period is the difference between the amount payable at maturity (other than a payment of qualified stated interest) and the adjusted issue price at the beginning of the final accrual period. Special rules will apply for calculating OID for an initial short accrual period. The "adjusted issue price" of a note at the beginning of any accrual period is equal to its issue price increased by the accrued OID for each prior accrual period (determined without regard to the amortization of any acquisition or bond premium, as described below) and reduced by any payments (other than qualified stated interest) made with respect to such note on or before the first day of the accrual period. Under these rules, a U.S. holder will have to include in income increasingly greater amounts of OID in successive accrual periods. We are required to provide information returns stating the amount of OID accrued on notes held of record by persons other than corporations and other exempt holders.

     In the case of a note that is originally issued at a discount that is a floating rate note, both the "yield to maturity" and "qualified stated interest" will be determined solely for purposes of calculating the accrual of OID as though the note will bear interest in all periods at a fixed rate generally equal to the rate that would be applicable to interest payments on the note on its date of issue or, in the case of certain floating rate notes, the rate that reflects the yield to maturity that is reasonably expected for the note. Additional rules may apply if interest on a floating rate note is based on more than one interest index. Persons considering the purchase of floating rate notes should carefully examine the applicable pricing supplement and should consult their own tax advisors regarding the United States federal income tax consequences of the holding and disposition of such notes.

     U.S. holders may elect to treat all interest on any note as OID and calculate the amount includible in gross income under the constant yield method described above. For the purposes of this election, interest includes stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. A U.S. holder must choose the treatment for the taxable year in which the U.S. holder acquired the note, and may not be revoked without the consent of the IRS. U.S. holders should consult with their own tax advisors about this election.

SHORT-TERM NOTES

     In the case of notes originally issued at a discount and having a term of one year or less ("SHORT-TERM ORIGINAL ISSUE DISCOUNT NOTES"), all payments (including all stated interest) will be included in the stated redemption price at maturity and, thus, U.S. holders will generally be taxable on the discount in lieu of stated interest. The discount will be equal to the excess of the stated redemption price at maturity over the issue price of a short-term original issue discount note, unless the U.S. holder elects to compute this discount using tax basis instead of issue price. An election to compute this discount using tax basis will apply to all obligations acquired by the holder in or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS. In general, individuals and certain other cash method U.S. holders of short-term original issue discount notes are not required to include accrued discount in their income currently unless they elect to do so (but may be required to include any stated interest in income as it is received). U.S. holders who report income for federal income tax purposes on the accrual method and certain other U.S. holders are required to accrue discount on such short-term original issue discount notes (as ordinary income) on a straight-line basis, unless an election is made to accrue the discount according to a constant yield method based on daily compounding. In the case of a U.S. holder who is not required, and does not elect, to include discount in income currently, any gain realized on the sale, exchange or retirement of the short-term original issue discount note will be ordinary income to the extent of the discount accrued through the date of sale, exchange or retirement. In addition, a U.S. holder who is not required, and does not elect, to include accrued discount in income currently may be required to defer deductions for all or a portion of the U.S. holder's interest expense with respect to any indebtedness incurred or continued to purchase or carry such notes.

MARKET DISCOUNT

     If a U.S. holder purchases a note other than an original issue discount note for an amount that is less than its stated redemption price at maturity, or an original issue discount note for an amount that is less than its "revised issue price" (defined as the sum of the issue price of the note and the aggregate amount of the OID includible, if any, without regard to the rules for acquisition premium discussed below, in the gross income of all previous holders of the note), the amount of the difference will be treated as "market discount" for U.S. federal income tax purposes, unless such difference is less than a specified de minimis amount. Under the market discount rules, a U.S. holder will be required to treat any principal payment on, or any gain on the sale, exchange, retirement or other disposition of, a note as ordinary income to the extent of the market discount which has not previously been included in income and is treated as having accrued on such note at the time of such payment or disposition. In addition, the U.S. holder may be required to defer, until the maturity of the note or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness incurred or continued to purchase or carry such note.

     Any market discount will be considered to accrue ratably during the period from the date of acquisition to the stated maturity date of the note, unless the U.S. holder elects to accrue on a constant interest rate method. A U.S. holder of a note may elect to include market discount in income currently as it accrues (on either a ratable or constant interest rate basis), in which case the rules described above regarding the deferral of interest deductions and the treatment of principal payments on, or gain on the sale, exchange, retirement or other disposition of, a note will not apply. This election to include market discount in income currently, once made, applies to all market discount obligations acquired in or after the first taxable year to which the election applies, and may not be revoked without the consent of the IRS.

ACQUISITION PREMIUM; AMORTIZABLE BOND PREMIUM

     A U.S. holder who purchases a note for an amount that is greater than its adjusted issue price, but equal to or less than the sum of all amounts payable on the note after the purchase date (other than payments of qualified stated interest), will be considered to have purchased such note at an "acquisition premium." Under the acquisition premium rules, the amount of OID which such holder must include in its gross income with respect to such note for any taxable year will be reduced by the portion of such acquisition premium properly allocable to such year.

     A U.S. holder who purchases a note for an amount in excess of the sum of all amounts payable on the note after the purchase date (other than payments of qualified stated interest) will be considered to have purchased the note at a "premium" and will not be required to include any OID in income. A U.S. holder generally may elect to amortize the premium over the remaining term of the note on a constant yield method as an offset to interest when includible in income under the U.S. holder's regular method of accounting. Bond premium on a note held by a U.S. holder that does not make such an election will decrease the gain or increase the loss otherwise recognized on disposition of the note. The election to amortize premium on a constant yield method once made applies to all debt obligations held or subsequently acquired by the electing U.S. holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS.

SALE, EXCHANGE AND RETIREMENT OF NOTES

     A U.S. holder's tax basis in a note will, in general, be the U.S. holder's cost therefor, increased by OID, market discount or any discount with respect to a short-term original issue discount note, previously included in income by the U.S. holder and reduced by any amortized premium and any cash payments on the note other than qualified stated interest. Upon the sale, exchange or retirement of a note, a U.S. holder will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange or retirement (less any accrued but unpaid qualified stated interest, which will be taxable as such) and the adjusted tax basis of the note. Except as described above with respect to certain short-term original issue discount notes or with respect to market discount, or with respect to gain or loss attributable to changes in exchange rates as described below with respect to certain foreign currency notes, such gain or loss will be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange or retirement the note has been held for more than one year. Under current law, net capital gains of individuals are, under certain circumstances, taxed at lower rates than items of ordinary income. The deductibility of capital losses is subject to limitations.

EXTENSION OF MATURITY, OPTIONAL REDEMPTION AND OPTIONAL REPAYMENT

     If so specified in an applicable pricing supplement relating to a note, we may have the option to extend the maturity of a note. See "Description of Notes -- Extension of Maturity." The treatment of a U.S. holder of notes with respect to which such an option has been exercised may depend, in part, on the terms established for such notes by Firstar pursuant to the exercise of such option (the "REVISED TERMS"). Such U.S. holder may be treated for United States federal income tax purposes as having exchanged such notes (the "OLD NOTES") for new notes with the revised terms (the "NEW NOTES"). If the exercise of the option by us is not treated as an exchange of old notes for new notes, no gain or loss will be recognized by a U.S. holder as a result thereof. If the exercise of the option is treated as a taxable exchange of old notes for new notes, a U.S. holder may recognize gain or loss equal to the difference between the issue price of the new notes and the holder's tax basis in the old notes.

     If so specified in an applicable pricing supplement relating to a note, we may have the right to redeem the note prior to its stated maturity date, and the holder may have the right to elect repayment of the note prior to its stated maturity date. See "Description of Notes -- Optional Redemption, Repayment and Repurchase."

     The presence of such options may also affect the calculation of OID, among other things. The OID Regulations provide that, solely for purposes of the accrual of OID, an issuer of a debt instrument having an option or combination of options to extend the term of the debt instrument or to redeem the debt instrument prior to its stated maturity date will be presumed to exercise such option or options in the manner that minimizes the yield on the debt instrument. Conversely, a holder having an option to elect repayment of the debt instrument prior to its stated maturity date or a combination of such options will be presumed to exercise such option or options in a manner that maximizes the yield on the debt instrument. If the exercise of such option or options to extend the term of the debt instrument, to redeem the debt instrument prior to its stated maturity date or to elect repayment of the debt instrument prior to its stated maturity date actually occurs or does not occur, contrary to the presumption made under the OID Regulations (a "CHANGE OF CIRCUMSTANCES"), then, solely for purposes of the accrual of OID, the debt instrument is treated as reissued on the date of the change in circumstances for an amount equal to its adjusted issue price on that date. Persons considering the purchase of notes involving an option of Firstar to extend the stated maturity date of the notes or to redeem the notes prior to their stated maturity date or an option of a holder to elect repayment of a note prior to its stated maturity date should carefully examine the applicable pricing supplement and should consult their own tax advisors regarding the United States federal income tax consequences of the holding and disposition of such notes.

FOREIGN CURRENCY NOTES

     The following is a summary of the principal U.S. federal income tax consequences to a U.S. holder of the ownership of a note (a "FOREIGN CURRENCY NOTE") denominated in a specified currency other than the U.S. dollar (a "FOREIGN CURRENCY"). If interest payments are made in a foreign currency to a U.S. holder that is not required to accrue such interest prior to its receipt, such holder will be required to include in income the U.S. dollar value of the amount received (determined by translating the foreign currency received at the "spot rate" for such foreign currency on the date such payment is received), regardless of whether the payment is in fact converted into U.S. dollars. No separate exchange gain or loss is recognized with respect to the receipt of such payment, except to the extent that such gain or loss arises on the actual disposition of the foreign currency involved.

     A U.S. holder that is required or elects to accrue interest on a foreign currency note prior to the receipt of such interest will be required to include in income for each taxable year the U.S. dollar value of the interest that has accrued during such year, determined by translating such interest at the average rate of exchange for the period or periods during which such interest accrued. The average rate of exchange for an interest accrual period is the simple average of the exchange rates for each business day of such period (or such other average that is reasonably derived and consistently applied by the holder). A U.S. holder may elect to translate interest income at the spot rate on the last day of the accrual period (or last day of the taxable year in the case of an accrual period that straddles the holder's taxable year) or on the date the interest payment is received if such date is within five days of the end of the accrual period. Upon receipt of an interest payment on such note, such holder will recognize ordinary income or loss in an amount equal to the difference between the U.S. dollar value of such payment (determined by translating any foreign currency received at the "spot rate" for such foreign currency on the date received) and the U.S. dollar value of the interest income that such holder has previously included in income with respect to such payment.

     OID on a note that is also a foreign currency note will be determined for any accrual period in the applicable foreign currency and then translated into U.S. dollars in the same manner as interest income accrued by a holder on the accrual basis, as described above. Likewise, a U.S. holder will recognize exchange gain or loss when the OID is paid to the extent of the difference between the U.S. dollar value of the accrued OID (determined in the same manner as for accrued interest) and the U.S. dollar value of such payment (determined by translating any foreign currency received at the spot rate for such foreign currency on the date of payment). For this purpose, all receipts on a note will be viewed first as the receipt of any stated interest payments called for under the terms of the note, second as receipts of previously accrued OID (to the extent thereof), with payments considered made for the earliest accrual periods first, and thereafter as the receipt of principal.

     The amount of market discount on foreign currency notes includible in income will generally be determined by translating the market discount determined in the foreign currency into U.S. dollars at the spot rate on the date the foreign currency note is retired or otherwise disposed of. If the U.S. holder has elected to accrue market discount currently, then the amount which accrues is determined in the foreign currency and then translated into U.S. dollars on the basis of the average exchange rate in effect during such accrual period. A U.S. holder will recognize exchange gain or loss with respect to market discount which is accrued currently using the approach applicable to the accrual of interest income as described above.

     Bond premium on a foreign currency note will be computed in the applicable foreign currency. With respect to a U.S. holder that elects to amortize the premium, the amortizable bond premium will reduce interest income in the applicable foreign currency. At the time bond premium is amortized, exchange gain or loss (which is generally ordinary income or loss) will be realized based on the difference between spot rates at such times and at the time of acquisition of the foreign currency note. A U.S. holder that does not elect to amortize bond premium will translate the bond premium, computed in the applicable foreign currency, into U.S. dollars at the spot rate on the maturity date and such bond premium will constitute a capital loss which may be offset or eliminated by exchange gain.

     A U.S. holder's tax basis in a foreign currency note will be the U.S. dollar value of the foreign currency amount paid for such foreign currency note determined at the time of such purchase (or, as discussed below, determined on the settlement date for such purchase in the case of a publicly-traded foreign currency note). A U.S. holder that purchases a note with previously owned foreign currency will recognize exchange gain or loss at the time of purchase attributable to the difference at the time of purchase, if any, between his tax basis in such foreign currency and the fair market value of the note in U.S. dollars on the date of purchase (or settlement). Such gain or loss will be ordinary income or loss.

     For purposes of determining the amount of any gain or loss recognized by a U.S. holder on the sale, exchange, retirement or other disposition of a foreign currency note, the amount realized upon such sale, exchange, retirement or other disposition will be the U.S. dollar value of the amount realized in foreign currency (other than amounts attributable to accrued but unpaid interest not previously included in the holder's income), determined at the time of the sale, exchange, retirement or other disposition.

     A U.S. holder will recognize exchange gain or loss attributable to the movement in exchange rates between the time of purchase and the time of disposition (including the sale, exchange, retirement or other disposition) of a foreign currency note. Such gain or loss will be treated as ordinary income or loss. The realization of such gain or loss will be limited to the amount of overall gain or loss realized on the disposition of a foreign currency note.

     A U.S. holder's tax basis in foreign currency received as interest on (or OID with respect to), or received on the sale, exchange, retirement or other disposition of, a foreign currency note will be the U.S. dollar value thereof at the spot rate at the time the holder received such foreign currency. Regulations issued under Section 988 of the Code provide a special rule for purchases and sales of publicly-traded foreign currency notes by a cash method taxpayer, under which units of foreign currency paid or received are translated into dollars at the spot rate on the settlement date of the purchase or sale. Accordingly, no foreign currency gain or loss will result from currency fluctuations between the trade date and the settlement date of such a purchase or sale. An accrual method taxpayer may elect the same treatment required of cash method taxpayers with respect to the purchase and sale of publicly-traded foreign currency notes, provided that the election is applied consistently. Such election cannot be changed without the consent of the IRS. Any gain or loss recognized by a U.S. holder on a sale, exchange or other disposition of foreign currency will be ordinary income or loss and will not be treated as interest income or expense, except to the extent provided in regulations promulgated by the U.S. Department of the Treasury or administrative pronouncements of the IRS.

INDEXED NOTES

     The tax treatment of a U.S. holder of an indexed note will depend on factors including the specific index or indices used to determine indexed payments on the note and the amount and timing of any contingent payments of principal and interest. Persons considering the purchase of indexed notes should carefully examine the applicable pricing supplement and should consult their own tax advisors regarding the U.S. federal income tax consequences of the holding and disposition of such notes.

NON-U.S. HOLDERS

     Under present U.S. federal income and estate tax law, and subject to the discussion below concerning backup withholding:

          (a) no withholding of U.S. federal income tax will be required with respect to the payment by us or any paying agent (in its capacity as such) of principal, premium (if any) or interest (which for purposes of this discussion includes OID) on a note owned by a Non-U.S. holder, provided that

             (1) such Non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of all of our classes of stock entitled to vote within the meaning of section 871(h)(3) of the Code and the regulations thereunder,

             (2) such Non-U.S. holder is not a controlled foreign corporation that is related to us through stock ownership,

             (3) such Non-U.S. holder is not a bank whose receipt of interest on a note is described in section 881(c)(3)(A) of the Code,

             (4) the statement described below has been provided by or with respect to the beneficial owner and

             (5) such interest is not contingent interest within the meaning of section 871(h)(4)(A) of the Code and the regulations thereunder;

          (b) no withholding of U.S. federal income tax will be required with respect to any gain or income realized by a Non-U.S. holder upon the sale, exchange or retirement of a note; and

          (c) a note beneficially owned by an individual who at the time of death is a Non-U.S. holder will not be subject to U.S. federal estate tax as a result of such individual's death, provided that such individual does not actually or constructively own 10% or more of the total combined voting power of all of our classes of stock entitled to vote within the meaning of section 871(h)(3) of the Code and provided that the interest payments with respect to such note would not have been, if received at the time of such individual's death, effectively connected with the conduct of a U.S. trade or business by such individual.

     To qualify for the exemption from withholding tax referred to in (a) above, the beneficial owner of such note, or a financial institution holding the note on behalf of such owner, must provide, in accordance with specified procedures, a paying agent of ours with a statement to the effect that the beneficial owner is not a U.S. person, citizen or resident. Pursuant to current temporary Treasury regulations, which generally apply to payments on a note on or before December 31, 2000, these requirements will be met if (1) the beneficial owner provides his name and address, and certifies, under penalties of perjury, that he is not a U.S. person, citizen or resident (which certification may be made on an Internal Revenue Service Form W-8 (or successor form)) or (2) a financial institution holding the note on behalf of the beneficial owner certifies, under penalties of perjury, that such statement has been received by it and furnishes a paying agent with a copy thereof. On October 6, 1997, the Treasury Department issued final regulations relating to withholding tax, information reporting and backup withholding that unify current certification procedures and forms and clarify reliance standards (the "FINAL REGULATIONS"). The Final Regulations, which generally apply to payments on a note after December 31, 2000, provide alternative methods for satisfying the certification requirement described above.

     Payments of premium, if any, and interest (including OID) to Non-U.S. holders not meeting the requirements of paragraph (a) above will be subject to a 30% withholding unless the beneficial owner of the note provides us with a properly executed (1) IRS Form 1001 (or successor form) claiming an exemption from or reduction in withholding under the benefit of a tax treaty or

(2) IRS Form 4224 (or successor form) stating that interest paid on the note is not subject to withholding tax because it is effectively connected with the owner's conduct of a trade or business in the United States.

     If a Non-U.S. holder is engaged in a trade or business in the United States and premium, if any, or interest (including OID) on the note is effectively connected with the conduct of such trade or business, the Non-U.S. holder, although exempt from the withholding tax discussed above, will be subject to U.S. federal income tax on such interest and OID on a net income basis in the same manner as if it were a U.S. holder. In addition, if such holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to adjustments. For this purpose, such premium, if any, and interest (including
OID) on a note will be included in such foreign corporation's earnings and profits.

     Any gain or income realized upon the sale, exchange, retirement or other disposition of a note generally will not be subject to U.S. federal income tax unless (a) such gain or income is effectively connected with a trade or business in the United States of the Non-U.S. holder, or (b) in the case of a Non-U.S. holder who is an individual, such individual is present in the United States for 183 days or more in the taxable year of such sale, exchange, retirement or other disposition, and certain other conditions are met.

BACKUP WITHHOLDING AND INFORMATION REPORTING

     In general, information reporting requirements will apply to certain payments of principal, interest, OID and premium paid on notes and to the proceeds of a sale of a note made to U.S. holders other than certain exempt recipients (such as corporations). Backup withholding at a 31% rate will apply to such payments if the U.S. holder fails to provide a taxpayer identification number or certification of foreign or other exempt status or fails to report in full dividend and interest income.

     No information reporting or backup withholding will be required with respect to payments made by us or any paying agent to Non-U.S. holders if a statement described in (a)(4) under "-- Non-U.S. holders" has been received and the payor does not have actual knowledge (and, with respect to payments made after December 31, 2000, does not have reason to know) that the beneficial owner is a U.S. person.

     In addition, backup withholding and information reporting will not apply if payments of the principal, interest, OID or premium on a note is paid or collected by a foreign office of a custodian, nominee or other foreign agent on behalf of the beneficial owner of such note, or if a foreign office of a broker (as defined in applicable Treasury Regulations) pays the proceeds of the sale of a note to the owner thereof. If, however, such nominee, custodian, agent or broker is, for U.S. federal income tax purposes, a U.S. person, a controlled foreign corporation, a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, or, in the case of payments made after December 31, 2000, a foreign partnership at least 50 percent of the capital or profits interests of which are owned by U.S. persons or that is engaged in the conduct of a United States trade or business. Such payment will not be subject to backup withholding but may be subject to information reporting.

     Payments of principal, interest, OID and premium on a note paid to the beneficial owner of a note by a U.S. office of a custodian, nominee or agent, or the payment by the U.S. office of a broker of the proceeds of sale of a note, will be subject to both backup withholding and information reporting unless the beneficial owner provides a statement described in (a)(4) above and the payor does not have actual knowledge that the beneficial owner is a U.S. person (and, with respect to payments made after December 31, 2000, does not have reason to know) or the beneficial owner otherwise establishes an exemption.

     Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against such holder's U.S. federal income tax liability provided the required information is furnished to the IRS.

                              PLAN OF DISTRIBUTION

     We are offering the notes for sale on a continuing basis through Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, Bear, Stearns & Co. Inc., Donaldson, Lufkin & Jenrette Securities Corporation, Credit Suisse First Boston Corporation, Goldman, Sachs & Co., Lehman Brothers Inc., Morgan Stanley & Co. Incorporated and Salomon Smith Barney Inc. (our "AGENTS"), who will purchase the notes, as principal, from us, for resale to investors and other purchasers at varying prices relating to prevailing market prices at the time of resale as determined by the Agents, or, if so specified in an applicable pricing supplement, for resale at a fixed public offering price. Unless otherwise specified in an applicable pricing supplement, any note sold to the agent as principal will be purchased by the Agents at a price equal to 100% of the principal amount of the note less a percentage of the principal amount equal to the commission applicable to an agency sale as described below of a note of identical maturity. If agreed to by us and the Agents, the Agents may utilize their reasonable efforts on an agency basis to solicit offers to purchase the notes at 100% of the principal amount of the notes, unless otherwise specified in an applicable pricing supplement. We will pay a commission to the Agents, ranging from .125% to .750% of the principal amount of a note, depending upon its stated maturity or, with respect to a note for which the stated maturity is in excess of 30 years, a commission as agreed upon by us and the applicable Agent at the time of sale.

     The Agents may sell notes they have purchased from us as principal to other dealers for resale to investors, and may allow any portion of the discount received in connection with such purchases from us to such dealers. After the initial public offering of notes, the public offering price, in the case of notes to be resold at a fixed public offering price, the concession and the discount allowed to dealers may be changed.

     We reserve the right to withdraw, cancel or modify the offer made by this prospectus supplement without notice and may reject orders, in whole or in part, whether placed directly with us or through the Agents. The Agents will have the right, in their discretion reasonably exercised, to reject in whole or in part any offer to purchase notes received by the Agents. Unless otherwise specified in an applicable pricing supplement, payment of the purchase price of the notes will be required to be made in immediately available funds in U.S. dollars or such other specified currency, as the case may be, in New York City on the date of settlement. No note will have an established trading market when issued. Unless specified in the applicable pricing supplement, we will not list the notes on any securities exchange. The Agents may from time to time purchase and sell notes in the secondary market, but the Agents are not obligated to do so, and there can be no assurance that there will be a secondary market for the notes or liquidity in the secondary market if one develops. From time to time, the Agents may make a market in the notes.

     The Agents may be deemed to be "underwriters" within the meaning of the Securities Act. We have agreed to indemnify the Agents against or to make contributions relating to certain civil liabilities, including liabilities under the Securities Act, or to contribute to payments the Agents may be required to make in respect thereof. We have agreed to reimburse the Agents for certain expenses.

     From time to time, we may issue and sell other securities described in the accompanying prospectus, and the amount of notes that we may offer and sell under this prospectus supplement may be reduced as a result of such sales.

     In connection with the offering of notes purchased by the Agents as principal on a fixed price basis, the Agents are permitted to engage in certain transactions that stabilize the price of the notes. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the notes. If the Agents create a short position in the notes in connection with the offering, i.e., if they sell notes in an aggregate principal amount exceeding that set forth in the applicable pricing supplement, then the Agents may reduce that short position by purchasing notes in the open market. In general, purchases of notes for the purpose of stabilization or to reduce a short position could cause the price of the notes to be higher than in the absence of these purchases.

     Neither we nor the Agents make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor the Agents make any representation that the Agents will engage in any such transactions or that such transactions, once commenced, will not be discontinued without notice.

                                 LEGAL MATTERS

     The validity of the notes, as well as certain other legal matters, will be passed upon for Firstar by Jennie P. Carlson, Esq., Senior Vice President, General Counsel and Secretary of Firstar, and by Wachtell, Lipton, Rosen & Katz, New York, New York. Certain legal matters will be passed upon for the Agents by Simpson Thacher & Bartlett, New York, New York. As of March 31, 1999. Ms. Carlson was the beneficial owner of 47,654 shares of Firstar Common Stock and had options to acquire 45,000 additional shares.

PROSPECTUS

FIRSTAR CORPORATION
                                                                  [FIRSTAR LOGO]

                                 $1,000,000,000

                       DEBT SECURITIES AND DEBT WARRANTS
                 PREFERRED SHARES AND PREFERRED SHARE WARRANTS
                               DEPOSITARY SHARES
                     COMMON STOCK AND COMMON STOCK WARRANTS
                                     UNITS

                             ----------------------

     We may offer and sell from time to time:

     - debt securities;

     - warrants to purchase debt securities;

     - preferred shares;

     - warrants to purchase preferred shares;

     - fractions of preferred shares represented by depositary receipts;

     - common stock;

     - warrants to purchase common stock; and

     - units consisting of one or more of these securities.

     We will provide the specific terms of each series or issue of securities we issue in supplements to this prospectus. You should read this prospectus and the supplements carefully before you invest. We may only use this prospectus to offer and sell our securities if it is accompanied by a prospectus supplement.

     We may offer the securities directly or through underwriters, agents or dealers. The applicable prospectus supplement will designate the terms of that plan of distribution.

     OUR DEBT SECURITIES ARE OUR UNSECURED OBLIGATIONS AND ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF ANY OF OUR BANKS OR NONBANK SUBSIDIARIES. OUR DEBT SECURITIES ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY. THIS PROSPECTUS MAY NOT BE USED TO SELL SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 THE DATE OF THIS PROSPECTUS IS JUNE 23, 1999.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Firstar.....................................................    2
Where You Can Find More Information.........................    2
Use of Proceeds.............................................    4
Ratios of Earnings to Fixed Charges and to Combined Fixed
  Charges and Preferred Stock Dividends.....................    4
Certain Regulatory Matters..................................    5
Description of Debt Securities..............................   10
Description of Preferred Shares.............................   22
Description of Depositary Shares............................   27
Description of Common Stock.................................   30
Description of Securities Warrants..........................   31
European Monetary Union.....................................   35
Plan of Distribution........................................   36
Validity of Securities......................................   36
Experts.....................................................   36
Forward-Looking Statements..................................   37

                                    FIRSTAR

     Firstar Corporation ("FIRSTAR") is the organization created by the merger of Star Banc Corporation and Firstar Corporation ("OLD FIRSTAR CORPORATION") on November 20, 1998. We are a regional, multi-state bank holding company headquartered in Milwaukee, Wisconsin. We own 100 percent of the capital stock of eight bank subsidiaries having over 700 banking offices in Wisconsin, Ohio, Iowa, Minnesota, Illinois, Indiana, Kentucky, Tennessee and Arizona. We also own various nonbank and limited purpose bank subsidiaries engaged in related financial services.

     We provide banking services throughout the midwestern United States. All of our banking subsidiaries other than Firstar Bank, N.A. were part of old Firstar Corporation. Our banks provide a broad range of financial services for companies based in its market region, national business organizations, governmental entities and individuals. These commercial and consumer banking activities include accepting demand, time and savings deposits; making both secured and unsecured business and personal loans; and issuing and servicing credit cards. Our banks also engage in correspondent banking and provide a full range of trust and investment management services to individual and corporate customers. We also provide international banking services consisting of foreign trade financing, issuance and confirmation of letters of credit, funds collection and foreign exchange transactions. Our nonbank subsidiaries provide retail brokerage services, trust and investment management services, residential mortgage banking, consumer financing, title insurance, business insurance, consumer and credit related insurance, and corporate operational services.

     Our operations include three primary business segments: consumer banking, wholesale banking, and trust and private banking.

     Our principal executive offices are located at 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, and the telephone number is (414) 765-4321.

     Additional information about Firstar is included in the documents incorporated by reference in this document. See "Where You Can Find More Information."

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the "COMMISSION"). Our Commission filings are available to the public over the internet at the Commission's web site at http://www.sec.gov. You may also read and copy any document we file at the Commission's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms and their copy charges. Our common stock, par value $.01 per share ("COMMON STOCK") is listed on the New York Stock Exchange, Inc. (the "NYSE"). You can obtain information about us from the NYSE at 20 Broad Street, New York, New York 10005.

     The Commission allows us to "incorporate by reference" the information we file with the Commission, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the Commission under Sections 13(a), 13(c), 14, or 15(d) of the Securities and Exchange Act of 1934, as amended (the "EXCHANGE ACT") until we, or our agents, sell all of the securities offered under this prospectus:

     - Annual Report on Form 10-K (excluding the report, dated January 11, 1999 of Arthur Andersen LLP set forth in Exhibit 13 thereto) for the year ended December 31, 1998;

     - Quarterly Report on Form 10-Q for the quarter ended March 31, 1999;

     - Current Reports on Form 8-K filed on March 16, 1999 (as amended on April 2, 1999), May 4, 1999 (as amended on May 19, 1999) and May 20, 1999;

     - The description of the common stock contained in our Form 8-A dated August 5, 1971, as amended; and

     - The description of the preferred share purchase rights (the "PREFERRED STOCK PURCHASE RIGHTS") issued pursuant to the Rights Agreement, dated as of November 23, 1998, between Firstar and Firstar Bank Milwaukee N.A., as rights agent (the "RIGHTS AGREEMENT") and described in our Registration Statement on Form 8-A dated December 1, 1998 and any amendment or report filed for the purpose of updating such description.

     This prospectus is part of a registration statement that we filed with the Commission utilizing a "shelf" registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus (referred to from time to time in this document as the "OFFERED SECURITIES") in one or more offerings up to a total dollar amount of $1,000,000,000. This prospectus provides you with a general description of the securities we may offer. As permitted by Commission rules, this prospectus does not contain all of the information included in the registration statement and the accompanying exhibits and schedules we file with the Commission. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the registration statement, the exhibits and schedules for more information about us and our securities.

     Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to "we," "us," "our" or similar references mean Firstar Corporation and its subsidiaries.

     We will provide a copy of any or all of the reports or documents incorporated by reference (other than exhibits, unless such exhibits are specifically incorporated by reference in such documents), without charge, to any person who makes a written or oral request to us for such material. You should send your written request for such material to David M. Moffett, Chief Financial Officer, Firstar Corporation, 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202. Telephone requests may be directed to 414-765-4518.
                             ----------------------

     Unless otherwise indicated, currency amounts in this prospectus and any prospectus supplement are stated in United States dollars ("$," "dollars," "U.S. dollars," or "U.S. $").

                                USE OF PROCEEDS

     Unless otherwise specified in an applicable prospectus supplement, we will use the net proceeds we receive from the sale of the securities offered by this prospectus and the accompanying prospectus supplement for general corporate purposes, including investments in or advances to existing or future subsidiaries, repayment of maturing obligations, and redemption of outstanding indebtedness. Pending such use, we may temporarily invest the net proceeds or use them to reduce short-term indebtedness.

              RATIOS OF EARNINGS TO FIXED CHARGES AND TO COMBINED
                  FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

     Our consolidated ratios of earnings to fixed charges and our ratio of earnings to combined fixed charges and preferred stock dividends for each of the years in the five-year period ended December 31, 1998 and for the quarterly period ended March 31, 1999 are as follows:

                                            THREE
                                           MONTHS
                                            ENDED           FISCAL YEAR ENDED DECEMBER 31,
                                          MARCH 31,    -----------------------------------------
                                            1999       1998     1997     1996     1995     1994
                                          ---------    -----    -----    -----    -----    -----
Ratio of Earnings to Fixed Charges:
  Excluding interest on deposits........    4.25x      2.90x    3.65x    3.46x    3.10x    4.11x
  Including interest on deposits........    1.88x      1.51x    1.70x    1.60x    1.55x    1.74x
Ratio of Earnings to Combined Fixed
  Charges and Preferred Stock Dividends:
  Excluding interest on deposits........    4.25x      2.90x    3.64x    3.45x    3.09x    4.08x
  Including interest on deposits........    1.88x      1.51x    1.70x    1.60x    1.55x    1.74x

     The consolidated ratio of earnings to fixed charges is computed by dividing income before income taxes plus fixed charges less capitalized interest by fixed charges. The consolidated ratio of earnings to combined fixed charges and preferred stock dividends is computed by dividing income before income taxes plus fixed charges less capitalized interest by fixed charges and pretax earnings required to cover preferred stock dividends. Fixed charges, excluding interest on deposits, consist of interest on short-term borrowings and long-term debt, amortization of debt expense, capitalized interest and one-third of net rental expense (which is deemed representative of the interest factor). Fixed charges, including interest on deposits, consist of the foregoing items plus interest on deposits. Pretax earnings required to cover preferred stock dividends have been computed by dividing preferred stock dividends by one minus our effective income tax rate.

                           CERTAIN REGULATORY MATTERS

GENERAL

     As a bank holding company, we are subject to supervision and examination by the Board of Governors of the Federal Reserve System (the "FEDERAL RESERVE BOARD"). Under the Bank Holding Company Act of 1956, as amended (the "BHCA"), a bank holding company generally may not, directly or indirectly, acquire the ownership or control of more than 5% of the voting securities or all or substantially all of the assets of any company, including a bank, without the prior approval of (or, in the case of certain non-bank companies, prior notice to) the Federal Reserve Board. In addition, under the BHCA, a bank holding company is generally prohibited from engaging in nonbanking activities. Proposals to change the laws and regulations governing the banking industry are frequently raised in Congress, in the state legislatures and before the various bank regulatory agencies. The likelihood and timing of any changes and the impact such changes might have on our banks and their affiliates are difficult to determine.

     Our banks are subject to supervision and examination by applicable U.S. federal and state banking agencies. Our bank subsidiaries with national charters are primarily regulated by the Office of the Comptroller of the Currency (the "OCC"). Our subsidiary banks with state charters are supervised and examined by their respective state banking agencies and either by the Federal Reserve Board (if a member bank of the Federal Reserve System) or by the Federal Deposit Insurance Corporation (the "FDIC") if a nonmember. The deposits of our banks are primarily insured by the Bank Insurance Fund (the "BIF") and certain deposits of our banks are insured by the Savings Association Insurance Fund (the "SAIF"); for that reason, all of our banks are also subject to regulation by the FDIC. Our banks are also affected by the fiscal and monetary policies of the federal government and its agencies, including the Federal Reserve Board. An important purpose of these policies is to curb inflation and control recessions through control of the supply of money and credit. The Federal Reserve Board uses its powers to establish reserve requirements of insured depository institutions, to set the discount rate on its extensions of credit to insured depository institutions and to conduct open market operations in U.S. government securities so as to influence the supply of money and credit. These policies have a direct effect on the amount of bank loans and deposits and on the interest rates charged on loans and paid on deposits, with the result that federal policies have a material effect on bank earnings. Future policies of the Federal Reserve Board and other authorities cannot be predicted nor can their effect on the future earnings of our banks be predicted.

     To the extent that the following information describes statutory or regulatory provisions, it is qualified in its entirety by reference to such statutory or regulatory provisions.

DIVIDEND RESTRICTIONS

     Various U.S. federal and state statutory provisions limit the amount of dividends that our banking subsidiaries can pay to us without regulatory approval. The approval of applicable U.S. federal bank regulatory agencies is required for the payment of any dividend if the total of all dividends declared in any calendar year would exceed the total of the institution's net profits, as defined by those regulatory agencies, for that year combined with its retained net profits for the preceding two years. In addition, a national bank may not pay a dividend in an amount greater than its net profits then on hand. The payment of dividends by the banking subsidiaries may also be affected by other factors, such as the maintenance of adequate capital.

     Under these provisions our banks could have declared, as of March 31, 1999, aggregate dividends of at least $143.6 million, without obtaining prior regulatory approval and without reducing the capital of our banks below "well capitalized" minimum regulatory levels.

     In addition, if, in the opinion of the applicable U.S. federal bank regulatory agency, a depository institution under its jurisdiction is engaged in or is about to engage in an unsafe and unsound practice (which, depending on the financial condition of the institution, could include the payment of dividends), such agency may require, after notice and hearing, that the institution in question cease and desist from such practice. The OCC has indicated that paying dividends that would deplete a depository institution's capital base to an inadequate level would be an unsafe and unsound practice. Moreover, an insured depository institution may not pay any dividends if that payment would cause it to become undercapitalized or once it is undercapitalized. See "-- Capital Requirements." Also, the U.S. federal bank regulatory agencies have issued policy statements that provide that depository institutions and their holding companies should generally pay dividends only out of current operating earnings.

HOLDING COMPANY STRUCTURE

     We are a legal entity separate and distinct from our banking and nonbanking subsidiaries. Accordingly, our right, and thus the rights of our creditors, to participate in any distribution of the assets or earnings of any subsidiary other than in our capacity as a bona fide creditor of the subsidiary is necessarily subject to the prior satisfaction of claims of creditors of the subsidiary. Any capital loan by us to a bank subsidiary is subordinate in right of payment to deposits and to other indebtedness of the bank subsidiary. The principal sources of our revenues are dividends and fees from our subsidiaries.

     There are various legal restrictions on the extent to which a bank holding company, such as Firstar, and certain of its nonbank subsidiaries can borrow or otherwise obtain credit from their bank subsidiaries. In general, these restrictions require that any extensions of credit must be on non-preferential terms and fully secured by designated amounts of specified collateral. These restrictions also limit any holding company or its nonbank subsidiaries to 10% of the lending bank's capital stock and surplus, and all of the holding company's nonbank subsidiaries to 20% of the lending bank's capital stock and surplus in the aggregate.

     Under Federal Reserve Board policy, a bank holding company is expected to act as a source of financial and managerial strength to its subsidiary banks and to commit resources to support its subsidiary banks. This support may be required at times when we may not have the resources to provide it. Consistent with the policy regarding bank holding companies serving as a source of financial strength for their subsidiary banks, the Federal Reserve Board has stated that, as a matter of prudent banking, a bank holding company generally should not maintain a rate of cash dividends unless its net income available to common shareholders has been sufficient to fully fund such dividend rate, and the prospective rate of earnings retention appears consistent with the bank holding company's capital needs, asset quality and overall financial condition. In addition, in the event of a bank holding company's bankruptcy, any commitment by the bank holding company to a federal bank regulatory agency to maintain the capital of a subsidiary bank will be assumed by the bankruptcy trustee and entitled to a priority of payment.

     Moreover, a depository institution insured by the FDIC can be held liable for any loss incurred by, or reasonably expected to be incurred by, the FDIC in connection with:

     - the default of a commonly controlled FDIC-insured depository institution, or

     - any assistance provided by the FDIC to a commonly controlled FDIC-insured depository institution in danger of default.

"DEFAULT" is defined generally as the appointment of a conservator or receiver and "in danger of default" is defined generally as the existence of certain conditions indicating that a "default" is likely to occur in the absence of regulatory assistance.

     In addition, federal law (12 U.S.C. Section 55) permits the OCC to order the pro rata assessment of shareholders of a national bank whose capital stock has become impaired, by losses or otherwise, to relieve a deficiency in such national bank's capital stock. This statute also provides for the enforcement of any pro rata assessment of shareholders of a national bank to cover such impairment of capital stock by sale, to the extent necessary, of the capital stock of any assessed shareholder failing to pay the assessment. As the sole shareholder of our banks, we are subject to those provisions.

ACQUISITIONS

     Effective September 29, 1995, under the provisions of the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 (the "RIEGLE-NEAL ACT"), we have been able to acquire banks located in any state, notwithstanding the permissibility of those acquisitions under state law. However, those acquisitions are subject to any state law requiring the bank being acquired to have been organized and operating for a minimum period of time, not to exceed five years. In addition, under the Riegle-Neal Act, bank mergers are subject to federal and state deposit concentration limits (10% nationwide, and 30% in any one state). State deposit concentration limit may be more or less than 30%, depending on state law.

     The Riegle-Neal Act also permits interstate branching through interstate bank mergers or de novo branching. Under this provision, our banks may merge with each other or with other banks across state lines, subject to certain restrictions. In addition, subject to state law, a bank may open branches in states in which it does not already have branches.

CAPITAL REQUIREMENTS

     The Federal Reserve Board has issued standards for measuring capital adequacy for bank holding companies. These standards are designed to provide risk-responsive capital guidelines and to incorporate a consistent framework for use by financial institutions operating in major international financial markets. The banking regulators have issued standards for banks that are substantially similar to the standards for bank holding companies.

     In general, the risk-related standards require banks and bank holding companies to maintain certain capital levels based on "risk-adjusted" assets, so that categories of assets with potentially higher credit risk will require more capital backing than categories with lower credit risk. In addition, banks and bank holding companies are required to maintain capital to support certain activities which are not reflected on their balance sheets, such as loan commitments of one year or longer.

     Under the risk-based capital standard, the minimum consolidated ratio of total capital to risk-adjusted assets (including certain off-balance sheet items) required by the Federal Reserve Board for bank holding companies is currently 8%. At least one-half of the total capital, which the Federal Reserve Board refers to as Tier 1 Capital, must be comprised of common equity, retained earnings, qualifying noncumulative perpetual preferred stock, a limited amount of qualifying cumulative perpetual preferred stock and a minority interest in the equity accounts of consolidated subsidiaries, less certain items such as goodwill and certain other intangible assets. The remainder may consist of qualifying hybrid capital instruments, perpetual debt, mandatory convertible debt securities, a limited amount of subordinated debt, preferred stock that does not qualify as Tier 1 Capital, and a limited amount of loan and lease loss reserves. As of March 31, 1999, our Tier 1 Capital and total capital to risk adjusted assets ratios were 9.29% and 11.29%, respectively.

     In addition to the risk-based standard, the Federal Reserve Board has established minimum leverage ratio guidelines for bank holding companies. Similar guidelines exist for banks. These guidelines provide for a minimum ratio of Tier 1 Capital to adjusted average total assets less goodwill and certain other intangibles (the "LEVERAGE RATIO") of 3% for bank holding companies that meet certain specified criteria, including having the highest regulatory rating. Other bank holding companies generally are required to maintain a Leverage Ratio of at least 4% to 5%.

     The guidelines also provide that bank holding companies experiencing internal growth or making acquisitions are expected to maintain strong capital positions substantially above the minimum supervisory levels without significant reliance on intangible assets. Furthermore, the Federal Reserve Board has indicated that it will consider a "tangible Tier 1 Capital Leverage Ratio" (deducting all intangibles) and other indicators of capital strength in evaluating proposals for expansion or new activities.

     At March 31, 1999, our consolidated Leverage Ratio was 8.07%.

     In December 1991, Congress enacted the Federal Deposit Insurance Corporation Improvement Act of 1991 (the "FDICIA"), which substantially revised the Federal Deposit Insurance Act (the "FDIA") and makes revisions to several other federal banking statutes. Among other things, the FDICIA requires federal banking regulators to take "prompt corrective action" in respect of FDIC-insured depository institutions that do not meet minimum capital requirements. The FDICIA establishes five capital tiers: "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized" and "critically undercapitalized." Under the regulations of the applicable U.S. federal bank regulatory agency, an FDIC-insured depository institution is defined to be well capitalized if it maintains a leverage ratio of at least 5%, a risk-adjusted Tier 1 capital ratio of at least 6% and a risk-adjusted total capital ratio of at least 10% and is not subject to a directive, order or written agreement to meet and maintain specific capital levels. An insured depository institution is defined to be adequately capitalized if it meets all of its minimum capital requirements as described above under "-- Capital Requirements." An adequately capitalized institution may only accept brokered deposits if it receives a waiver from the FDIC approval. An insured depository institution will be considered undercapitalized if it fails to meet any minimum required measure; it will be considered significantly undercapitalized if it has a risk-adjusted total capital ratio of less than 6%, risk-adjusted Tier 1 capital ratio of less than 3% or a leverage ratio of less than 3%; and it will be considered critically undercapitalized if it fails to maintain a level of tangible equity equal to at least 2% of total assets. An insured depository institution may be deemed to be in a capitalization category that is lower than is indicated by its actual capital position if it receives an unsatisfactory examination rating.

     The FDICIA generally prohibits a depository institution from making any capital distribution (including payment of a dividend) or paying any management fee to its holding company if the depository institution would thereafter be undercapitalized. Undercapitalized depository institutions are subject to a wide range of limitations on operations and activities, including growth limitations, and are required to submit a capital restoration plan. Undercapitalized institutions may not accept brokered deposits. The depository institution's parent holding company must guarantee that the institution will comply with the capital restoration plan. The parent holding company's obligations under that guarantee would take priority over the claims of unsecured creditors in the event of the parent holding company's bankruptcy. The aggregate liability of the parent holding company is limited to the lesser of (a) an amount equal to 5% of the depository institution's total assets at the time it became undercapitalized and (b) the amount which is necessary (or would have been necessary) to bring the institution into compliance with all capital standards applicable with respect to that institution as of the time it fails to comply with the plan. If a depository institution fails to submit an acceptable plan, it is treated as if it were significantly undercapitalized.

     Significantly undercapitalized depository institutions may be subject to a number of requirements and restrictions, including orders to sell sufficient voting stock to become adequately capitalized, requirements to reduce total assets, and cessation of receipt of deposits from correspondent banks. Critically undercapitalized institutions may not, beginning 60 days after becoming critically undercapitalized, make any payment of principal or interest on their subordinated debt. In addition, critically undercapitalized institutions are subject to the appointment of a receiver or conservator.

     The Federal Reserve Board and the other U.S. federal banking agencies are also required by regulation to take into account risks stemming from non-traditional activities, such as credit risk, as well as interest rate risk, in considering the capital adequacy of an institution. Bank holding companies and banks with substantial trading exposure are also required to hold capital based on their exposure to market risk.

     Based on the above criteria and our bank subsidiaries' capital ratios as of March 31, 1999, each of our bank subsidiaries qualifies as "well capitalized" under FDICIA and the applicable prompt corrective action regulations. The terminology used in FDICIA and the prompt corrective action regulations, as described above, should not necessarily be viewed as describing the condition or prospects of any depository institutions, including our bank subsidiaries.

FDIC INSURANCE

     Our banks are subject to FDIC deposit insurance assessments. The FDIC has adopted a risk-based premium schedule. Each financial institution is assigned to one of three capital groups: "well capitalized," "adequately capitalized" or "undercapitalized". Each financial institution is further assigned to one of three subgroups within a capital group on the basis of supervisory evaluations by the institution's primary U.S. federal and, if applicable, state supervisors, and on the basis of other information relevant to the institution's financial condition and the risk posed to the applicable insurance fund. The FDIC may modify the assessment rate for each category semiannually. A significant increase in assessment rates could have a material impact on us.

DEPOSITOR PREFERENCE

     Under the FDICIA, claims of holders of domestic deposits and a number of claims for administrative expenses and employee compensation against an FDIC-insured depository institution have priority over other general unsecured claims against the institution in the "liquidation or other resolution" of the institution by a receiver.

                         DESCRIPTION OF DEBT SECURITIES

     This section describes the general terms and provisions of the debt securities. Each time we offer debt securities, we will describe in a prospectus supplement, and possibly a pricing supplement, the specific terms of that particular offering.

     We may from time to time offer to sell debt securities, consisting of unsecured debt securities, which may be senior (the "SENIOR SECURITIES") or subordinated (the "SUBORDINATED SECURITIES," and, together with the senior securities, the "DEBT SECURITIES").

     We will issue the senior debt securities under an indenture (the "SENIOR INDENTURE"), between Firstar and Citibank, N.A., as trustee (the "SENIOR TRUSTEE"). We will issue the Subordinated Securities under an indenture (the "SUBORDINATED INDENTURE"), between Firstar and Citibank, N.A., as trustee (the "SUBORDINATED TRUSTEE" and, together with the Senior Trustee, the "TRUSTEES"). The Senior Indenture and a form of the Subordinated Indenture (collectively, the "INDENTURES") are attached as an exhibit to the registration statement.

     The Indentures are contracts between us and the Trustees. If we default on the debt securities, the Trustee has the power to enforce your rights against us. In addition, the Trustee performs administrative duties on our behalf, such as sending you interest payments and transferring your debt securities to a new purchaser.

     We have summarized selected provisions of the Indentures below. Because this is only a summary, it is not complete and does not describe every aspect of the debt securities. Numerical references in parentheses below are to sections of the Indentures. Wherever we refer to particular sections or defined terms of the Indentures, we intend that such sections or defined terms be incorporated in this document by reference. Unless otherwise indicated, capitalized terms have the meanings ascribed to them in the Indentures.

     We are a bank holding company, and our right to participate as a shareholder in any distribution of assets of any subsidiary upon its liquidation or reorganization or winding-up is subject to the prior claims of creditors of that subsidiary. Consequently, the ability of the holders of the debt securities to benefit, as our creditors, from any distributions is also subject to these prior claims. Our banks are subject to claims by creditors for long-term and short-term debt obligations, including deposit liabilities, obligations for federal funds purchased and securities sold under repurchase agreements. There are also various legal limitations on the extent to which our banks may pay dividends or otherwise supply funds to us or our affiliates. See "Certain Regulatory Matters."

GENERAL

     Each Indenture permits us to issue debt securities from time to time in an unlimited amount in one or more series. (Section 301)

     The senior debt securities will be unsecured and will rank pari passu with our other unsecured unsubordinated indebtedness. The subordinated debt securities will be unsecured and will rank pari passu with our other subordinated debt, and, together with that other subordinated debt, will be subordinated and junior in right of payment to the prior payment in full of our senior debt.

     A prospectus supplement for a specific series of offered debt securities will describe the specific terms of those offered debt securities. That prospectus supplement will address some or all of the following:

     - the title and type and any limit on the aggregate principal amount of the debt securities;

     - the price (expressed as a percentage of the aggregate principal amount) at which the debt securities will be issued;

     - the date or dates on which the debt securities will mature or method by which those dates can be determined and the dates on which premiums, if any, will be payable;

     - the currency or currencies in which the debt securities are being sold and are denominated and the circumstances, if any, under which any debt securities may be payable in a currency other than the currency in which the debt securities are denominated and, if so, the exchange rate, the Exchange Rate Agent and, if the holder of any debt securities may elect the currency in which payments on the debt securities are to be made, the manner of that election;

     - the denominations in which any debt securities which are Registered Securities will be issuable, if other than denominations of $1,000 and any integral multiple of $1,000, and the denomination or denominations in which any debt securities which are Bearer Securities will be issuable, if other than the denomination of $5,000;

     - the interest rate or rates (which may be fixed or variable) for the debt securities, which interest rate may be zero in the case of certain debt securities issued at an issue price representing a discount from the principal amount payable at maturity;

     - the date from which interest on the debt securities will accrue, the dates on which interest will be payable or the method by which those dates can be determined, the date on which payment of interest will commence and the circumstances, if any, in which we may defer interest payments;

     - the dates on which, and the price or prices at which, the debt securities will, pursuant to any mandatory sinking fund provision, or may, pursuant to any optional redemption provision, be redeemed or repaid, and the other terms and provisions of any optional redemption or required repayment;

     - the place or places where the principal (and premium if any) and interest may be payable;

     - in the case of the subordinated debt securities, any terms by which those securities may be convertible into common stock, preferred shares or depositary shares, and, in the case of subordinated debt securities convertible into preferred shares or depositary shares, the terms of those preferred shares or depositary shares;

     - whether the debt securities are to be issuable as Bearer Securities and/or Registered Securities, and, if issuable as Bearer Securities, the terms upon which any Bearer Securities may be exchanged for Registered Securities;

     - whether the debt securities are to be issued in the form of one or more temporary or permanent Global Securities, and, if so, the identity of the depositary for the Global Security or Securities;

     - if a temporary global debt security is to be issued with respect to that series, the extent to which, and the manner in which, any interest payable on an Interest Payment Date prior to the issuance of a permanent Global Security or definitive Bearer Securities will be credited to the accounts of the persons entitled to the payment on that interest payment date;

     - if a temporary Global Security is to be issued with respect to that series, the terms upon which interests in that temporary Global Security may be exchanged for interests in a permanent Global Security or for definitive debt securities of the series, and the terms upon which interests in a permanent Global Security, if any, may be exchanged for definitive debt securities of that series;

     - any additional restrictive covenants included for the benefit of Holders of the debt securities;

     - any additional Events of Default applicable to the debt securities;

     - information with respect to book-entry procedures, if any;

     - whether the debt securities will be repayable at the option of the Holder;

     - any other terms of the debt securities not inconsistent with the provisions of the applicable Indenture;

     - our right to defease the debt securities or certain covenants under the Indentures;

     - the Person or Persons who shall be the Security Registrar; and

     - the terms of any securities being offered together with or separately from the debt securities.

     The applicable prospectus supplement will also describe any special provisions for the payment of additional amounts with respect to the debt securities, certain U.S. federal income tax consequences, and any risk factors or other special considerations applicable to the debt securities. If a debt security is denominated in a foreign currency, that debt security may not trade on a U.S. national securities exchange unless and until the Commission has approved appropriate rule changes pursuant to the Securities Act of 1933, as amended (the "SECURITIES ACT") to accommodate the trading of that debt security.

     Neither Indenture contains any restriction on our ability to enter into highly leveraged transactions or any provision affording special protection to holders of debt securities in the event we engage in a highly leveraged transaction. Further, neither Indenture contains any provisions that would provide protection to holders of debt securities upon a sudden and dramatic decline in our credit quality resulting from a takeover, recapitalization or similar restructuring.

FORM, EXCHANGE, REGISTRATION AND TRANSFER

     We may issue debt securities of a series in definitive form solely as Registered Securities, solely as Bearer Securities or as both Registered Securities and Bearer Securities. Unless otherwise indicated in the prospectus supplement, Bearer Securities other than Bearer Securities in temporary or permanent global form will have interest coupons attached. Each Indenture also provides that we may issue Bearer Securities or Registered Securities of a series in permanent global form. See "-- Permanent Global Securities."

     You may exchange Registered Securities of any series for other Registered Securities of the same series of authorized denominations and of a like aggregate principal amount, tenor and terms. In addition, if debt securities of any series are issuable as both Registered Securities and Bearer Securities, at your option upon receipt of a request confirmed in writing, and subject to the terms of the applicable Indenture, you may exchange Bearer Securities (with all unmatured coupons, except as provided below, and all matured coupons in default) for Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount, tenor and terms. If you surrender Bearer Securities in exchange for Registered Securities between the close of business on a Regular Record Date or a Special Record Date and the relevant date for payment of interest, you should surrender them without the coupon relating to that date for payment of interest because interest will not be payable in respect of the Registered Security issued in exchange for that Bearer Security, but will be payable only to the Holder of that coupon when due in accordance with the terms of the applicable Indenture. We will not issue Bearer Securities in exchange for Registered Securities. (Section 305) Each Bearer Security, other than a temporary global Bearer Security, and each interest coupon will bear the following legend: "Any United States Person who holds this obligation will be subject to limitations under the United States federal income tax laws including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code."

     You may present debt securities for exchange as provided above, and you may present Registered Securities for registration of transfer (duly endorsed or accompanied by a satisfactory written instrument of transfer), at the office of the Security Registrar or at the office of any transfer agent designated by us for that purpose with respect to that series of debt securities, without service charge and upon payment of any taxes and other governmental charges. (Section
305) If the applicable prospectus supplement refers to any transfer agent (in addition to the Security Registrar) initially designated by us with respect to any series of debt securities, we may at any time rescind the designation of that transfer agent or approve a change in the location through which that transfer agent (or Security Registrar) acts, except that, if debt securities of a series are issuable solely as Registered Securities, we will be required to maintain a transfer agent in each Place of Payment for that series and, if debt securities of a series are issuable as Bearer Securities, we will be required to maintain (in addition to the Security Registrar) a transfer agent in a Place of Payment for that series located outside the United States. We may at any time designate additional transfer agents with respect to any series of debt securities. (Section 1002)

     We will not be required to:

     - issue, register the transfer of or exchange debt securities of any particular series to be redeemed for a period of 15 days preceding the first publication of the relevant notice of redemption, or, if Registered Securities are outstanding and there is no publication, the mailing of the relevant notice of redemption;

     - register the transfer of or exchange any Registered Security so selected for redemption in whole or in part, except the unredeemed portion of any Registered Security being redeemed in part; or

     - exchange any Bearer Security so selected for redemption except that you may exchange a Bearer Security for a Registered Security of like tenor and terms of that series, provided that you will be required to surrender that Registered Security for redemption. (Section 305)

     Additional information regarding restrictions on the issuance, exchange and transfer of and special U.S. federal income tax considerations relating to Bearer Securities will be set forth in the applicable prospectus supplement.

TEMPORARY GLOBAL SECURITIES

     If we specify in the applicable prospectus supplement, all or any portion of the debt securities of a series which are issuable as Bearer Securities will initially be represented by one or more temporary Global Securities, without interest coupons, to be deposited with a common depositary in London for Morgan Guaranty Trust Corporation of New York, Brussels Office, as operator of the Euroclear System ("EUROCLEAR") and Cedel S.A. ("CEDEL") for credit to designated accounts. On and after the date determined as provided in that temporary Global Security and described in the applicable prospectus supplement, but within a reasonable time, that temporary Global Security will be exchangeable for definitive Bearer Securities, definitive Registered Securities or all or a portion of a permanent global Bearer Security, or any combination thereof, as specified in the applicable prospectus supplement. No definitive Bearer Security or permanent global Bearer Security delivered in exchange for a portion of a temporary Global Security shall be mailed or otherwise delivered to any location in the United States in connection with that exchange. (Section 304)

     Additional information regarding restrictions on and special U.S. federal income tax consequences relating to temporary Global Securities will be set forth in the applicable prospectus supplement.

PERMANENT GLOBAL SECURITIES

     If any debt securities of a series are issuable in permanent global form, the applicable prospectus supplement will describe the circumstances, if any, under which beneficial owners of interests in that permanent Global Security may exchange those interests for debt securities of that series and of like tenor and principal amount of any authorized form and denomination. The principal and any premium and interest on a permanent Global Security will be payable in the manner described in the applicable prospectus supplement.

PAYMENTS AND PAYING AGENTS

     Unless otherwise indicated in the applicable prospectus supplement, payments of principal of and premium, if any, and interest, if any, on Bearer Securities will be payable in the currency designated in the prospectus supplement, subject to any applicable laws and regulations, at paying agencies outside the United States as we may appoint from time to time. Unless otherwise provided in the prospectus supplement, those payments may be made, at the option of the Holder, by a check in the designated currency or by transfer to an account in the designated currency maintained by the payee with a bank located outside the United States.

     Unless otherwise indicated in the applicable prospectus supplement, payment of interest on Bearer Securities on any Interest Payment Date will be made only against surrender of the coupon relating to that Interest Payment Date to a paying agent outside the United States. (Section 1001)

     No payment with respect to any Bearer Security will be made at any office or paying agency maintained by us in the United States nor will any such payment be made by transfer to an account, or by mail to an address, in the United States. Notwithstanding the foregoing, payments of principal and premium, if any, and interest, if any, on Bearer Securities denominated and payable in U.S. dollars will be made in U.S. dollars at an office or agency that we designate, located in the United States, if payment of the full amount thereof in U.S. dollars at all paying agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions, and the Trustee receives an opinion of counsel that such payment within the United States is legal. (Section 1002)

     Unless otherwise indicated in the applicable prospectus supplement, payment of principal and premium, if any, and interest, if any, on a Registered Security will be payable in the currency designated in the prospectus supplement. Interest will be payable at the office of the paying agent or paying agents we may appoint from time to time, except that, at our option, payment of any interest may be made by a check in the designated currency mailed to the Holder at the Holder's registered address or by wire transfer to an account in the currency designated by the Holder in writing not less than ten days prior to the date of the payment. Unless otherwise indicated in the applicable prospectus supplement, payment of any installment of interest on a Registered Security will be made to the Person in whose name that Registered Security is registered at the close of business on the Regular Record Date for the payments. (Section 307) Unless otherwise indicated in the applicable prospectus supplement, principal payable at maturity will be paid to the registered holder upon surrender of the Registered Security at the office of a duly appointed paying agent.

     The paying agents outside the United States initially appointed by us for a series of debt securities will be named in the applicable prospectus supplement. We may terminate the appointment of any of the paying agents from time to time, except that we will maintain at least one paying agent outside the United States so long as any Bearer Securities are outstanding where Bearer Securities may be presented for payment and may be surrendered for exchange, provided that so long as any series of debt securities is listed on the Republic of Ireland or the Luxembourg Stock Exchange or any other stock exchange located outside the United States and that stock exchange shall so require, we will maintain a paying agent in London or Luxembourg or any other required city located outside the United States, as the case may be, for that series of debt securities. (Section 1002)

     All moneys we pay to a paying agent for the payment of principal of or premium, if any, or interest, if any, on any debt security that remains unclaimed at the end of two years after that principal, premium or interest shall have become due and payable will, at our request, be repaid to us, and the Holder of that debt security or any coupon relating to that debt security will thereafter look only to us for payment thereof. (Section 1003)

COVENANTS CONTAINED IN INDENTURES

     The Senior Indenture provides that we will not, and will not permit any Subsidiary to, sell or otherwise dispose of, or permit any "PRINCIPAL SUBSIDIARY BANK" (defined as any Subsidiary Bank having total assets in excess of 10% of our total consolidated assets and those of our Subsidiaries) to issue (except to
us), shares of "CAPITAL STOCK" (defined as outstanding shares of stock of any class), or securities convertible into Capital Stock, of any Principal Subsidiary Bank, or any Subsidiary owning, directly or indirectly, in whole or in part, Capital Stock of a Principal Subsidiary Bank, with the following exceptions:

     - sales of directors' qualifying shares;

     - sales or other dispositions for fair market value if, after giving effect to that disposition and to the issuance of any shares issuable upon conversion or exchange of securities convertible or exchangeable into Capital Stock, we would own, directly or indirectly, through Subsidiaries, not less than 80% of the shares of each class of Capital Stock of that Principal Subsidiary Bank;

     - sales or other dispositions or issuances made in compliance with an order or direction of a court or regulatory authority of competent jurisdiction; or

     - sales of Capital Stock by any Principal Subsidiary Bank to its stockholders where the sale does not reduce the percentage of shares of the same class owned by us. (Section 1006 of the Senior Indenture)

     At the date hereof, the only Subsidiary Banks which are Principal Subsidiary Banks are Firstar Bank, N.A., Firstar Bank Milwaukee, N.A., Firstar Bank Wisconsin, Firstar Bank Minnesota, N.A. and Firstar Bank U.S.A., N.A. Notwithstanding the foregoing, any Principal Subsidiary Bank may be merged into or consolidated with another banking institution organized under the laws of the United States, any of its states or the District of Columbia, if, after giving effect to that merger or consolidation, we or any wholly-owned Subsidiary owns at least 80% of the Capital Stock of that other banking institution then issued and outstanding free and clear of any security interest and if, immediately after giving effect thereto, no default or Event of Default shall have happened and be continuing.

     The Subordinated Indenture does not contain the foregoing covenant.

     We are not restricted by the Indentures from incurring, assuming or becoming liable for any type of debt or other obligations, from creating liens on property for any purpose, or from paying dividends or making distributions on our Capital Stock or purchasing or redeeming our Capital Stock. The Indentures do not require the maintenance of any financial ratios or specified levels of net worth or liquidity. In addition, the Indentures do not contain any provision that would require us to repurchase or redeem or otherwise modify the terms of any of the debt securities upon a change in control or other events involving us which may adversely affect the creditworthiness of the debt securities.

CONSOLIDATION, MERGER AND SALE OF ASSETS

     We may not consolidate with or merge with or into, or transfer or lease our assets substantially as an entirety to, any Person unless (a) the successor Person is a corporation organized and validly existing under the laws of a domestic jurisdiction and expressly assumes our obligations on the debt securities and under the applicable Indenture, and (b) after giving effect to the transaction no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing. (Section 801)

MODIFICATION AND WAIVER

     Except as to certain modifications and amendments not adverse to Holders of debt securities, modifications and amendments of and waivers of compliance with provisions of each Indenture may be made only with the consent of the Holders of not less than a majority in principal amount of the outstanding debt securities of each series affected by that modification, amendment or waiver; provided that no such modification or amendment may, without the consent of the Holder of each outstanding debt security or coupon affected by that modification or amendment:

     - change the Stated Maturity of the principal or any installment of principal or any installment of interest, if any;

     - reduce the amount of principal or interest thereon, or any premium payable upon redemption or repayment thereof or in the case of an Original Issue Discount Security the amount of principal payable upon acceleration of the Maturity thereof;

     - change the place of payment or the currency in which principal or interest is payable, if any;

     - impair the right to institute suit for the enforcement of any payment of the principal, premium, if any, and interest, if any, or adversely affect the right of repayment, if any, at the option of the Holder;

     - reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose Holders is required for modification or amendment of the applicable Indenture or for waiver of compliance with certain provisions of the applicable Indenture or for waiver of certain defaults;

     - reduce the requirements contained in the applicable Indenture for quorum or voting;

     - in the case of subordinated debt securities convertible into common stock, impair any right to convert such subordinated debt securities; or

     - modify any of the above provisions. (Section 902)

     Each Indenture contains provisions for convening meetings of the Holders of debt securities of a series issued under that Indenture if debt securities of that series are issuable in whole or in part as Bearer Securities. (Section 1401 of the Senior Indenture, Section 1601 of the Subordinated Indenture) A meeting may be called at any time by the Trustee for those debt securities, or upon our request or the request of the Holders of at least 10% in principal amount of the outstanding debt securities of that series, in any of those cases upon notice given in accordance with the Indenture with respect thereto. (Section 1402 of the Senior Indenture, Section 1602 of the Subordinated Indenture)

     Except as limited by the proviso in the preceding paragraph, any resolution presented at a meeting or adjourned meeting at which a quorum is present may be adopted by the affirmative vote of the Holders of a majority in principal amount of the outstanding debt securities of that series; provided, however, that, except as limited by the proviso in the preceding paragraph, any resolution with respect to any consent or waiver which may be given by the Holders of not less than a majority in principal amount of the outstanding debt securities of a series issued under an Indenture may be adopted at a meeting or an adjourned meeting at which a quorum is present only by the affirmative vote of the Holders of a majority in principal amount of those outstanding debt securities of that series; and provided, further, that, except as limited by the proviso in the preceding paragraph, any resolution with respect to any demand, consent, waiver or other action which may be made, given or taken by the Holders of a specified percentage, which is less than a majority in principal amount of the outstanding debt securities of a series issued under an Indenture, may be adopted at a meeting or adjourned meeting at which a quorum is present by the affirmative vote of the Holders of that specified percentage in principal amount of the outstanding debt securities of that series. (Section 1404 of the Senior Indenture, Section 1604 of the Subordinated Indenture)

     Any resolution passed or decision taken at any meeting of Holders of debt securities of any series duly held in accordance with the applicable Indenture with respect to those debt securities will be binding on all Holders of debt securities of that series and the related coupons issued under that Indenture. The quorum at any meeting of Holders of a series of debt securities called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of that series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the Holders of not less than a majority in principal amount of the outstanding debt securities of a series, the Persons holding or representing a majority in principal amount of the outstanding debt securities of that series issued under that Indenture will constitute a quorum. (Section 1404 of the Senior Indenture, Section 1604 of the Subordinated Indenture)

EVENTS OF DEFAULT

     Unless otherwise provided in the applicable prospectus supplement, any series of senior debt securities issued under the Senior Indenture will provide that the following will constitute Events of Default with respect to that series:

     - default in the deposit of any sinking fund payment on any senior debt security of that series when due;

     - failure to perform specific covenants contained in that Indenture;

     - failure to perform any other covenant in that Indenture, continued for 30 days after written notice of failure by the Trustee or the Holders of at least 25% in principal amount of the outstanding senior debt securities of that series issued under that Indenture; and

     - specific events of bankruptcy, insolvency or reorganization of Firstar. (Section 501 of the Senior Indenture)

     Unless otherwise provided in the applicable prospectus supplement, any series of subordinated debt securities issued under the Subordinated Indenture will provide that the only Event of Default will be specific events of bankruptcy of Firstar. (Section 501 of the Senior Subordinated Indenture) In the event of a default in the payment of principal, premium, if any, or interest, if any; or a default of any sinking fund payment; or the nonperformance of any covenant or agreement in the debt securities or Indentures, the Trustees, subject to specific limitations and conditions, may institute judicial proceedings to enforce payment of the principal, premium, if any, or interest, if any, or to obtain the performance of the applicable covenant or agreement or any other proper remedy. (Section 503)

     We are required to file with each Trustee annually an Officers' Certificate concerning the absence of certain defaults under the terms of the Indentures. (Section 1008 of the Senior Indenture, Section 1004 of the Subordinated Indenture) Each Indenture provides that if an Event of Default specified in that Indenture shall occur and be continuing, either the Trustee under the Indenture or the Holders of not less than 25% in principal amount of the outstanding debt securities of that series issued under that Indenture may declare the principal of all those debt securities (or in the case of original issue discount securities, that portion of the principal amount thereof as may be specified in the terms thereof) to be due and payable. (Section 502) In certain cases, the Holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of the Holders of all debt securities of any series and the related coupons, waive any past default or Event of Default except a default (a) in payment of the principal of or premium, if any, or interest, if any, on any of the debt securities of that series, and (b) in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the Holder of each outstanding debt security of the series or coupon affected.

     Each Indenture contains a provision entitling the Trustee under the Indenture, subject to the duty of that Trustee during default to act with the required standard of care, to be indemnified by the Holders of the debt securities of any series under the Indenture or any related coupons before proceeding to exercise any right or power under the Indenture with respect to that series at the request of those Holders. (Section 603) Each Indenture provides that no Holder of any debt securities of any series under the Indenture or any related coupons may institute any proceeding, judicial or otherwise, to enforce that Indenture except in the case where the Trustee under the Indenture fails to act for 60 days after it receives written notice of default and the Trustee receives a request to enforce that Indenture by the Holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series and an offer of reasonable indemnity. (Section 507) This provision will not prevent any Holder of debt securities or any related coupons from enforcing payment of the principal thereof and premium, if any, and interest, if any, thereon at the respective due dates thereof. (Section 508) The Holders of a majority in aggregate principal amount of the outstanding debt securities of any series issued under an Indenture may direct the time, method and place of conducting any proceedings for any remedy available to the Trustee for those debt securities or exercising any trust or power conferred on it with respect to the debt securities of those series. However, that Trustee may refuse to follow any direction that conflicts with law or the Indenture under which it serves or which would be unjustly prejudicial to Holders not joining therein. (Section
512)

     The Subordinated Indenture provides that the Subordinated Trustee will give to the Holders of subordinated debt securities notice of a default if not cured or waived, but, except in the case of a default in the payment of principal, or premium, if any, or interest, if any, on any subordinated debt securities of that series or any related coupons or in the payment of any sinking fund installment with respect to subordinated debt securities of that series or in the exchange of Capital Securities for subordinated debt securities of that series, the Trustee for that subordinated debt securities shall be protected in withholding that notice if it determines in good faith that the withholding of that notice is in the interest of the Holders of those subordinated debt securities. (Section 602 of the Subordinated Indenture)

     The Senior Indenture provides that the Senior Trustee will give to the Holders of senior securities notice of a default; however, in the case of default in the performance, or breach, of any covenant or warranty by us under the Senior Indenture, and continuance of that default or breach for 30 days after notice of default is given to us by the Senior Trustee or to us and the Senior Trustee by the Holders of at least 25% in principal amount of the outstanding debt securities of that series, requiring it to be remedied, the Senior Trustee for those senior securities will not give notice to Holders of senior debt securities until at least 30 days after the occurrence of that default. (Section 602 of the Subordinated Indenture)

DEFEASANCE AND DISCHARGE

     We may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations relating to temporary debt securities and exchange of debt securities, registration of transfer or exchange of debt securities of that series, replacement of stolen, lost or mutilated debt securities of that series, maintenance of paying agencies, obligations to hold monies for payment in trust and payment of additional amounts, if any, required in consequence of U.S. withholding taxes imposed on payments to non-U.S. persons) upon the deposit with the appropriate Trustee, in trust, of money and/or, to the extent such debt securities are denominated and payable in U.S. dollars only, Eligible Instruments which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any), each installment of interest on, and any mandatory sinking fund or analogous payments on, the debt securities of that series on the Stated Maturity of those payments in accordance with the terms of the applicable Indenture and the debt securities of that series. Such a trust may be established only if, among other things:

     - we delivered to the appropriate Trustee an opinion of counsel to the effect that (a) Firstar has received from, or there has been published by, the Internal Revenue Service a ruling, or (b) since the date of the applicable Indenture there has been a change in applicable U.S. federal income tax law, in either case, to the effect that, and based thereon that opinion of counsel shall confirm that, the Holders of debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of that deposit, defeasance and discharge, and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if that deposit, defeasance and discharge had not occurred; and

     - the debt securities of that series, if then listed on any domestic or foreign securities exchange, will not be delisted as a result of that deposit, defeasance and discharge. (Section 403)

     In the event of any defeasance and discharge of debt securities of that series, Holders of debt securities of that series would be able to look only to the trust fund for payment of principal of and any premium and any interest on their debt securities until maturity.

     We may terminate certain of our obligations under each Indenture with respect to the debt securities of any series under the Indenture, including its obligations to comply with the covenants described under "-- Covenants Contained in Indentures" above, with respect to those debt securities, on the terms and subject to the conditions contained in those Indentures, by depositing in trust with the applicable Trustee money and/or, to the extent those debt securities are denominated and payable in U.S. dollars only, Eligible Instruments which, through the payment of principal and interest in accordance with their terms, will provide money in an amount sufficient to pay the principal and premium, if any, and interest, if any, on those debt securities, and any mandatory sinking fund, repayment or analogous payments thereon, on the scheduled due dates therefor. That deposit and termination is conditioned, among other things, upon our delivery of an opinion of counsel that the Holders of those debt securities will have no U.S. federal income tax consequences as a result of that deposit and termination. That termination will not relieve us of our obligation to pay when due the principal of or interest on those debt securities if those debt securities of that series are not paid from the money or Eligible Instruments held by the Trustee for the payment thereof. (Section 1501 of the Senior Indenture, Section 1701 of the Subordinated Indenture)

     The applicable prospectus supplement may further describe the provisions, if any, permitting or restricting this defeasance with respect to the debt securities of a particular series. In the event we exercise our option to omit compliance with the covenants described under "-- Covenants Contained in Indentures" above with respect to the debt securities of any series as described above and the debt securities of that series are declared due and payable because of the occurrence of any Event of Default, then the amount of money and Eligible Instruments on deposit with the applicable Trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their Stated Maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from such Event of Default. In any event, we will remain liable for those payments as provided in the applicable Indenture.

SUBORDINATION

     The subordinated debt securities will be subordinate and junior in right of payment, to the extent set forth in the Subordinated Indenture, to all of our Senior Debt. In the event that we default in the payment of any principal, premium, if any, or interest, if any, on any Senior Debt when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration of acceleration or otherwise, then, unless and until such default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment (in cash, property, securities, by set-off or otherwise) shall be made or agreed to be made for principal, premium, if any, or interest, if any, on the subordinated debt securities, or in respect of any redemption, repayment, retirement, purchase or other acquisition of any of the subordinated debt securities. "SENIOR DEBT" means any of our obligations to our creditors, whether now outstanding or subsequently incurred, other than (a) any obligation as to which it is provided that such obligation is not Senior Debt and (b) the subordinated debt securities. As of March 31, 1999, we had outstanding Senior Debt of approximately $329 million.

     In the event of:

     - any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to us, our creditors or our property,

     - any proceeding for our liquidation, dissolution or other winding-up, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings,

     - any assignment for the benefit of our creditors, or

     - any other marshalling of our assets,

then all Senior Debt (including any interest on that Senior Debt accruing after the commencement of any such proceedings) shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made on account of the principal of or interest on the subordinated debt securities. In that event, any payment or distribution on account of the principal of or interest on the subordinated debt securities, whether in cash, securities or other property (other than our securities or those of any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinate, at least to the extent provided in the subordination provisions with respect to the subordinated debt securities, to the payment of all Senior Debt at the time outstanding, and to any securities issued in respect thereof under any plan of reorganization or readjustment), which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the subordinated debt securities shall be paid or delivered directly to the holders of Senior Debt in accordance with the priorities then existing among those holders until all Senior Debt (including any interest on that Senior Debt accruing after the commencement of any of those proceedings) shall have been paid in full. (Section 1801 of the Subordinated Indenture)

     In the event of any such proceeding, after payment in full of all sums owing with respect to Senior Debt, the Holders of subordinated debt securities, together with the holders of any of our obligations ranking on a parity with the subordinated debt securities, shall be entitled to be repaid from our remaining assets the amounts at the time due and owing on account of unpaid principal, premium, if any, and interest, if any, on the subordinated debt securities and those other obligations before any payment or other distribution, whether in cash, property or otherwise, shall be made on account of any capital stock or our obligations ranking junior to the subordinated debt securities and those other obligations. If any payment or distribution on account of the principal of or interest on the subordinated debt securities of any character or any security, whether in cash, securities or other property (other than our securities or those of any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinate, at least to the extent provided in the subordination provisions with respect to the subordinated debt securities, to the payment of all Senior Debt at the time outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment) shall be received by any Holder of any subordinated debt securities in contravention of any of the terms of the Subordinated Indenture, and before all the Senior Debt shall have been paid in full, that payment or distribution or security shall be received in trust for the benefit of, and shall be paid over or delivered and transferred to, the holders of the Senior Debt at the time outstanding in accordance with the priorities then existing among those holders for application to the payment of all Senior Debt remaining unpaid to the extent necessary to pay all that Senior Debt in full. (Section 1801 of the Subordinated Indenture) By reason of that subordination, in the event of our insolvency, holders of Senior Debt may receive more, ratably, and holders of the subordinated debt securities having a claim pursuant to those securities may receive less, ratably, than our other creditors. That subordination will not prevent the occurrence of any Event of Default in respect of the subordinated debt securities.

CONVERSION OF SUBORDINATED CONVERTIBLE SECURITIES

     The Holders of subordinated debt securities of a specified series that are convertible into our common stock, preferred shares or depositary shares ("SUBORDINATED CONVERTIBLE SECURITIES") will be entitled at certain times specified in the applicable prospectus supplement, subject to prior redemption, repayment or repurchase, to convert any subordinated convertible securities of that series (in denominations set forth in the applicable prospectus supplement) into common stock, preferred shares or depositary shares, as the case may be, at the conversion price set forth in the applicable prospectus supplement, subject to adjustment as described below and in the applicable prospectus supplement. Except as described below, no adjustment will be made on conversion of any subordinated convertible securities for interest accrued on those securities or for dividends on any common stock, preferred shares or depositary shares issued. (Section 1903 of the Subordinated Indenture) If any subordinated convertible securities (not called for redemption or submitted for repayment) are converted between a Regular Record Date for the payment of interest and the next succeeding Interest Payment Date, that subordinated convertible securities must be accompanied by funds equal to the interest payable on that succeeding Interest Payment Date on the principal amount so converted. (Section 1903 of the Subordinated Indenture) We are not required to issue fractional shares of common stock upon conversion of subordinated convertible securities that are convertible into common stock. In lieu thereof, we will pay a cash adjustment based upon the Closing Price (as defined in the Subordinated Indenture) of the common stock on the last business day prior to the date of conversion. (Section 1904 of the Subordinated Indenture) In the case of subordinated convertible securities called for redemption or submitted for repayment, conversion rights will expire at the close of business on the redemption date or repayment date, as the case may be. (Section 1902 of the Subordinated Indenture)

     Unless otherwise indicated in the applicable prospectus supplement, the conversion price for subordinated convertible securities that are convertible into common stock is subject to adjustment under formulas set forth in the Subordinated Indenture upon the occurrence of certain events, including the issuance of our capital stock as a dividend or distribution on the common stock; subdivisions and combinations of the common stock; the issuance to all holders of common stock of certain rights or warrants entitling them to subscribe for or purchase common stock, within 45 days after the date fixed for the determination of the stockholders entitled to receive those rights or warrants, at less than the current market price (as defined in the Subordinated Indenture); and the distribution to all holders of common stock of evidences of our indebtedness or assets (excluding certain cash dividends and distributions described in the next paragraph) or rights or warrants (excluding those referred to above). (Section 1906 of the Subordinated Indenture)

     In the event that we distribute any rights or warrants to acquire capital stock ("CAPITAL STOCK RIGHTS") under which separate certificates representing those capital stock rights will be distributed subsequent to the initial distribution of those capital stock rights (whether or not that distribution shall have occurred prior to the date of the issuance of a series of subordinated convertible securities), that subsequent distribution shall be deemed to be the distribution of those capital stock rights; provided that we may, in lieu of making any adjustment in the conversion price upon a distribution of separate certificates representing those capital stock rights, make proper provision so that each Holder of such a subordinated convertible security who converts that subordinated convertible security (or any portion thereof), (a) before the record date for that distribution of separate certificates shall be entitled to receive upon that conversion shares of common stock issued with capital stock rights, and (b) after that record date and prior to the expiration, redemption or termination of such capital stock rights, shall be entitled to receive upon such conversion, in addition to the shares of common stock issuable upon such conversion, the same number of those capital stock rights as would a holder of the number of shares of common stock that such subordinated convertible security so converted would have entitled the holder thereof to acquire in accordance with the terms and provisions applicable to the capital stock rights if that subordinated convertible security were converted immediately prior to the record date for such distribution. Common stock owned by or held for our account or any majority owned subsidiary will not be deemed outstanding for the purpose of any adjustment. (Section 1906 of the Subordinated Indenture)

     No adjustment in the conversion price of subordinated convertible securities that are convertible into common stock will be made for regular quarterly or other periodic or recurring cash dividends or distributions or for cash dividends or distributions to the extent paid from retained earnings. No adjustment in the conversion price of subordinated convertible securities that are convertible into common stock will be required unless that adjustment would require a change of at least 1% in the conversion price then in effect, provided that any adjustment not so made will be carried forward and taken into account in any subsequent adjustment; and provided, further, that any adjustment not so made will be made no later than three years after the occurrence of the event requiring that adjustment to be made or carried forward. We reserve the right to make those reductions in the conversion price in addition to those required in the foregoing provisions as we, in our discretion, shall determine to be advisable in order that certain stock-related distributions thereafter made by us to our stockholders will not be taxable. (Section 1906 of the Subordinated Indenture) Except as stated above, the conversion price will not be adjusted for the issuance of common stock or any securities convertible into or exchangeable for common stock, or securities carrying the right to purchase any of the foregoing.

     If we (a) reclassify or change the common stock, (b) consolidate or merge, or (c) sell or convey all or substantially all of our property and assets to another corporation, in each case as a result of which holders of common stock will be entitled to receive stock, securities, other property or assets (including cash) with respect to, or in exchange for, that common stock, the Holders of the subordinated convertible securities then outstanding that are convertible into common stock will be entitled thereafter to convert those subordinated convertible securities into the kind and amount of shares of stock and other securities or property which they would have received upon that reclassification, change, consolidation, merger, sale or conveyance had that subordinated convertible securities been converted into common stock immediately prior to that reclassification, change, consolidation, merger, sale or conveyance. (Section 1907 of the Subordinated Indenture)

     In the event of a taxable distribution to holders of common stock which results in any adjustment of the conversion price of subordinated convertible securities that are convertible into common stock, the Holders of those subordinated convertible securities may, in certain circumstances, be deemed to have received a distribution subject to U.S. income tax as a dividend; in certain other circumstances, the absence of such an adjustment may result in a taxable dividend to the holders of common stock or those subordinated convertible securities.

                        DESCRIPTION OF PREFERRED SHARES

     The following description of the terms of the preferred stock, par value $1.00 per share (the "PREFERRED SHARES") sets forth certain general terms and provisions of the preferred shares to which any prospectus supplement may relate. Certain other terms of any series of preferred shares will be described in the prospectus supplement. If so indicated in the prospectus supplement, the terms of any of those series may differ from the terms set forth below. The description of certain provisions of the preferred shares set forth below and in any prospectus supplement does not purport to be complete and is subject to and qualified in its entirety by reference to the certificate of designations relating to each series of the preferred shares.

GENERAL

     Pursuant to our Articles of Incorporation, our Board of Directors has the authority, without further stockholder action, to issue from time to time a maximum of preferred shares, including shares issued or reserved for issuance, in one or more series and with such terms and at such times and for such consideration as our Board of Directors may determine. The terms and conditions of the preferred shares are governed by the laws of the state of Wisconsin as well as by our Articles of Incorporation. The authority of our Board of Directors includes the determination or fixing of the following with respect to any series of preferred shares:

     - the number of preferred shares and designation or title thereof;

     - rights as to dividends;

     - whether and upon what terms the preferred shares are to be redeemable;

     - the rights of the holders upon our liquidation, dissolution, or winding up;

     - whether and upon what terms the preferred shares shall have a redemption, purchase or retirement requirement, or sinking fund;

     - whether and upon what terms the preferred shares are to be convertible;

     - the voting rights, if any, which shall apply;

     - whether we may issue the preferred shares as a share dividend; and

     - any other term, condition or provision of such series.

     No preferred shares are currently outstanding.

     As described under "Description of Depositary Shares," we may, at our option, elect to offer interests in preferred shares by depositary shares ("DEPOSITARY SHARES") evidenced by depositary receipts ("DEPOSITARY RECEIPTS"), each representing a fractional interest (to be specified in the prospectus supplement relating to the particular series of the preferred shares) in a share of the particular series of the preferred shares issued and deposited with a bank or trust company selected by us having its principal executive office in the United States and having a combined capital and surplus of at least $50,000,000 (the "DEPOSITARY").

     The preferred shares will have the dividend, liquidation, redemption, voting and conversion rights discussed below unless otherwise provided in the prospectus supplement relating to a particular series of the preferred shares. For information concerning legal limitations on the ability of one of our banks to supply funds to us, see "Certain Regulatory Matters."

     The prospectus supplement relating to the particular series of the preferred shares offered thereby may include certain specific terms, including:

     - the title, stated value and liquidation preference of those preferred shares and the number of preferred shares offered;

     - the initial public offering price at which those preferred shares will be issued;

     - the dividend rate or rates (or method of calculation), the dividend periods, the dates on which dividends will be payable, and whether those dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will commence to cumulate;

     - any repurchase, redemption or sinking fund provisions;

     - any conversion provisions;

     - whether we elect to offer depositary shares; and

     - any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions.

     The preferred shares will, when issued, be fully paid and nonassessable. Unless otherwise specified in the prospectus supplement relating to a particular series of the preferred shares, each series of the preferred shares will rank on a parity in all respects with each other series of the preferred shares and will rank senior to our series A junior participating preferred stock described below. The preferred shares will have no preemptive rights to subscribe for any additional securities which we may issue. Unless otherwise specified in the applicable prospectus supplement, Firstar Bank, N.A. will be the transfer agent and registrar for the preferred shares and any depositary shares.

     Unless otherwise specified in the applicable prospectus supplement, the preferred shares will rank senior to the series A junior participating preferred stock as to the payment of dividends and the distribution of assets. The common stock, including the common stock that may be issued upon conversion of the preferred shares or in exchange for, or upon conversion of, subordinated debt securities, will be subject to any prior rights of the preferred shares then outstanding.

DIVIDENDS

     The holders of the preferred shares of each series will be entitled to receive, when, as and if declared by our Board of Directors or a duly authorized committee thereof, out of funds legally available therefor, cash dividends at those rates and on those dates as will be set forth in the prospectus supplement relating to that series. Those rates may be fixed or variable or both. If variable, the formula used for determining the dividend rate for each dividend period will be set forth in the prospectus supplement. Dividends will be payable to the holders of record as they appear on our stock books on those record dates as will be fixed by our Board of Directors or a duly authorized committee thereof.

     Dividends on any series of the preferred shares may be cumulative or noncumulative, as provided in the applicable prospectus supplement. If our Board of Directors fails to declare a dividend payable on a dividend payment date on any series of the preferred shares for which dividends are noncumulative ("NONCUMULATIVE PREFERRED SHARES"), then the holders of that series of the preferred shares will have no right to receive a dividend in respect of the dividend period ending on that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment dates.

     No full dividends may be declared or paid or set apart for payment on any of our capital stock that ranks, as to dividends, on a parity with or junior to the preferred shares for any period unless full dividends on the preferred shares of each series (including any accumulated dividends) have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for that payment. When dividends are not paid in full upon any series of preferred shares, all dividends declared or made upon preferred shares of each series will be declared pro rata so that the amount of dividends declared per share on preferred shares of each series will in all cases bear to each other the same ratio that accrued dividends per share (which, in the case of noncumulative preferred shares, will not include any accumulation in respect of unpaid dividends for prior dividend periods) on shares of each series of the preferred shares bear to each other. Except as provided in the preceding sentence, no dividend (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock or any other capital stock of ours that ranks junior to the preferred shares as to dividends and upon liquidation) will be declared or paid, or set aside for payment or other distribution declared or made upon the common stock or any other capital stock of ours that ranks junior to, or on a parity with, the preferred shares as to dividends or upon liquidation, nor shall any common stock, nor any other capital stock of ours that ranks junior to or on a parity with the preferred shares as to dividends or upon liquidation, be redeemed, purchased or otherwise acquired for any consideration (or that any money be paid to or made available for a sinking fund for the redemption of any shares of that stock) by us (except by conversion into or exchange for capital stock of ours that ranks junior to the preferred shares as to dividends and upon liquidation) unless, in each case, the full dividends on each series of the preferred shares shall have been paid, or declared and set aside for payment. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on any series of the preferred shares which may be in arrears.

REDEMPTION

     A series of the preferred shares may be redeemable, in whole or in part, at our option, and may be subject to mandatory redemption pursuant to a sinking fund or otherwise, in each case, upon terms, at the times and at the redemption prices set forth in the prospectus supplement relating to that series. Preferred shares redeemed by us will be restored to the status of authorized but unissued preferred shares.

     The prospectus supplement relating to a series of the preferred shares which is subject to mandatory redemption will specify the number of shares of that series which shall be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends on those preferred shares to the date of redemption. The redemption price may be payable in cash or other property, as specified in the prospectus supplement relating to that series of the preferred shares. If the redemption price is payable only from the net proceeds of the issuance of our capital stock, the terms of that series may provide that, if no such capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, the applicable shares of that series of the preferred shares will automatically and mandatorily be converted into shares of our applicable capital stock pursuant to conversion provisions specified in the prospectus supplement relating to that series of the preferred shares.

     If fewer than all of the outstanding shares of any series of the preferred shares are to be redeemed, the number of preferred shares to be redeemed will be determined by our Board of Directors and those preferred shares will be redeemed pro rata from the holders of record of those preferred shares in proportion to the number of those preferred shares held by those holders (with adjustments to avoid redemption of fractional shares).

     Notwithstanding the foregoing, if any dividends, including any accumulation, on preferred shares of any series are in arrears, no preferred shares of that series will be redeemed unless all outstanding preferred shares of that series are simultaneously redeemed, and we are prohibited from purchasing or otherwise acquiring any preferred shares of that series; provided, however, that the foregoing will not prevent the purchase or acquisition of preferred shares of that series pursuant to a purchase or exchange offer, provided that that offer is made on the same terms to all holders of that series of the preferred shares.

     Notice of redemption will be given by mailing the same to each record holder of the preferred shares to be redeemed, not less than 30 nor more than 60 days prior to the date fixed for redemption of those preferred shares to the respective addresses of such holders as the same shall appear on our stock books. Each such notice shall state:

     - the redemption date;

     - the number of preferred shares and series of the preferred shares to be redeemed;

     - the redemption price;

     - the place or places where certificates for the preferred shares are to be surrendered for payment of the redemption price;

     - that dividends on the preferred shares to be redeemed will cease to accrue on such redemption date; and

     - the date upon which the holder's conversion rights as to the preferred shares, if any, shall terminate.

     If fewer than all preferred shares of any series of the preferred shares held by any holder are to be redeemed, the notice mailed to that holder will also specify the number or percentage of preferred shares to be redeemed from that holder.

     If notice of redemption has been given, from and after the redemption date for the shares of the series of the preferred shares called for redemption (unless we default in providing money for the payment of the redemption price of the preferred shares so called for redemption), dividends on the preferred shares so called for redemption will cease to accrue and those preferred shares will no longer be deemed to be outstanding, and all rights of the holders of those preferred shares as our stockholders (except the right to receive the redemption price) will cease. Upon surrender in accordance with such notice of the certificates representing any preferred shares so redeemed (properly endorsed or assigned for transfer, if our Board of Directors so requires and the notice shall so state), the redemption price set forth above will be paid out of funds provided by us. If fewer than all of the preferred shares represented by any such certificate are redeemed, a new certificate will be issued representing the unredeemed preferred shares without cost to the holder of those preferred shares.

     In the event that a redemption described above is deemed to be a "tender offer" within the meaning of Rule 14e-1 under the Exchange Act, we will comply with all applicable provisions of the Securities and Exchange Act of 1934, as amended (the "EXCHANGE ACT").

CONVERSION

     The prospectus supplement relating to a series of the preferred shares which is convertible will state the terms on which preferred shares of that series are convertible into shares of common stock or a series of preferred shares.

RIGHTS UPON LIQUIDATION

     In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of shares of each series of the preferred shares upon liquidation will be entitled to receive out of our assets available for distribution to stockholders, before any distribution of assets is made to holders of the common stock or any other class or series of our capital stock that ranks junior to such series of the preferred shares upon liquidation, liquidation distributions in the amount set forth in the prospectus supplement relating to that series of the preferred shares plus an amount equal to the sum of all accrued and unpaid dividends (whether or not earned or declared) for the then current dividend period and, if that series of the preferred shares is cumulative, for all dividend periods prior thereto. Neither the sale of all or substantially all of our property and assets, nor our merger or consolidation into or with any other corporation nor the merger or consolidation of any other corporation into or with us, will be deemed to be a dissolution, liquidation or winding up. If, upon our voluntary or involuntary liquidation, dissolution or winding up, our assets available for distribution to the holders of the preferred shares of any series are insufficient to pay in full all amounts to which those holders are entitled, no such distribution will be made on account of any shares of any other series of the preferred shares unless proportionate distributive amounts shall be paid on account of the preferred shares of that series, ratably, in proportion to the full distributive amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up. After payment of the full amount of the liquidation distribution to which they are entitled, the holders of that series of the preferred shares will have no right or claim to any of our remaining assets.

VOTING RIGHTS

     Except as indicated below or in the prospectus supplement relating to a particular series of the preferred shares, or except as expressly required by applicable law, the holders of the preferred shares will not be entitled to vote. In the event we issue shares of a series of the preferred shares, unless otherwise indicated in the prospectus supplement relating to that series, each share will be entitled to one vote on matters on which holders of that series are entitled to vote. However, as more fully described under "Description of Depositary Shares," if we elect to provide for the issuance of depositary shares representing fractional interests in a share of that series of the preferred shares, the holders of each such depositary share will, in effect, be entitled through the Depositary to a fraction of a vote, rather than a full vote. In the case of any series of preferred shares having one vote per share on matters on which holders of that series are entitled to vote, the voting power of that series, on matters on which holders of that series and holders of any other series of preferred shares are entitled to vote as a single class, will depend on the number of shares in that series, not the aggregate stated value, liquidation preference or initial offering price of the shares of that series of the preferred shares.

     Under interpretations adopted by the Federal Reserve Board, if the holders of any series of the preferred shares become entitled to vote for the election of directors because dividends on such series are in arrears, that series may then be deemed a "class of voting securities" and a holder of 25% or more of that series (or a holder of 5% or more if it otherwise exercises a "controlling influence" over us) may then be subject to regulation as a bank holding company in accordance with the BHCA. In addition, at the time that series is deemed a class of voting securities, any other bank holding company may be required to obtain the prior approval of the Federal Reserve Board to acquire 5% or more of that series, and any person other than a bank holding company may be required to obtain the prior approval of the Federal Reserve Board to acquire 10% or more of that series.

     So long as any preferred shares of any series remain outstanding, we will not, without the consent of the holders of the outstanding preferred shares of that series, by a vote of at least two-thirds of all those outstanding preferred shares voting together as a class, given in person or by proxy, either in writing or at a meeting, (a) authorize, create or issue, or increase the authorized or issued amount of, any class or series of stock ranking prior to the preferred shares with respect to payment of dividends or the distribution of assets on liquidation, dissolution or winding up, or (b) amend, alter or repeal, whether by merger, consolidation or otherwise, the provisions of our Articles of Incorporation or of the resolutions contained in a Certificate of Designations for any series of the preferred shares designating that series of the preferred shares and the preferences and relative, participating, optional or other special rights and qualifications, limitations and restrictions thereof, so as to adversely affect any right, preference, privilege or voting power of the preferred shares or the holders of the preferred shares.

                        DESCRIPTION OF DEPOSITARY SHARES

     The following description and any description in any prospectus supplement of certain provisions of the Deposit Agreement and of the depositary shares and depositary receipts is a summary and does not purport to be complete. The summary is qualified in its entirety by reference to the Deposit Agreement and depositary receipts relating to each series of the preferred shares, a form of which is filed as an exhibit to the registration statement to which this prospectus pertains.

GENERAL

     We may, at our option, elect to offer fractional interests in preferred shares, rather than full preferred shares. If we exercise this option, we will provide for the issuance to the public by a Depositary of depositary receipts evidencing depositary shares, each of which will represent a fractional interest (to be set forth in the prospectus supplement relating to a particular series of the preferred shares) in a share of a particular series of the preferred shares as described below.

     The shares of any series of the preferred shares underlying the depositary shares will be deposited under a separate deposit agreement (the "DEPOSIT AGREEMENT") between us and the Depositary. The prospectus supplement relating to a series of depositary shares will set forth the name and address of the principal executive office of the Depositary. Subject to the terms of the Deposit Agreement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a preferred share underlying that depositary share, to all the rights and preferences of the preferred shares underlying that depositary share (including dividend, voting, redemption, conversion and liquidation rights).

     Pending the preparation of definitive engraved depositary receipts, the Depositary may, upon our written order, issue temporary depositary receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared thereafter without unreasonable delay, and temporary depositary receipts will be exchangeable for definitive depositary receipts at our expense.

     Upon surrender of the depositary receipts at the principal office of the Depositary (unless the related depositary shares have previously been called for redemption), the owner of the depositary shares evidenced thereby is entitled to delivery at such office, to or upon his order, of the number of preferred shares and any money or other property represented by those depositary shares. Partial preferred shares will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole preferred shares to be withdrawn, the Depositary will deliver to that holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred shares thus withdrawn will not thereafter be entitled to deposit such shares under the Deposit Agreement or to receive depositary shares therefor. We do not expect that there will be any public trading market for the preferred shares represented by depositary receipts except as represented by the depositary shares.

DIVIDENDS AND OTHER DISTRIBUTIONS

     The Depositary will distribute all cash dividends or other cash distributions received in respect of the preferred shares to the record holders of depositary shares relating to such preferred shares in proportion to the numbers of such depositary shares owned by such holders on the relevant record date. The Depositary will distribute only such amount, however, as can be distributed without attributing to any holder of depositary shares a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the Depositary for distribution to record holders of depositary shares.

     In the event of a distribution other than in cash, the Depositary will distribute property received by it to the record holders of depositary shares entitled to that property, unless the Depositary determines that it is not feasible to make that distribution, in which case the Depositary may, with our approval, sell such property and distribute the net proceeds from that sale to the holders.

     The Deposit Agreement will also contain provisions relating to the manner in which any subscription or similar rights offered by us to holders of the preferred shares will be made available to holders of depositary shares.

REDEMPTION OF DEPOSITARY SHARES

     If a series of the preferred shares underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the Depositary resulting from the redemption, in whole or in part, of that series of the preferred shares held by the Depositary. The Depositary will mail notice of redemption not less than 30 and not more than 60 days prior to the date fixed for redemption to the record holders of the depositary shares to be so redeemed at their respective addresses appearing in the Depositary's books. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to such series of the preferred shares. Whenever we redeem preferred shares held by the Depositary, the Depositary will redeem as of the same redemption date the number of depositary shares relating to the preferred shares so redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by the Depositary.

     After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the moneys payable upon that redemption and any money or other property to which the holders of those depositary shares were entitled upon that redemption, upon surrender to the Depositary of the depositary receipts evidencing those depositary shares.

VOTING THE PREFERRED SHARES

     Upon receipt of notice of any meeting at which the holders of the preferred shares are entitled to vote, the Depositary will mail the information contained in that notice of meeting to the record holders of the depositary shares relating to those preferred shares. Each record holder of those depositary shares on the record date (which will be the same date as the record date for the preferred shares) will be entitled to instruct the Depositary as to the exercise of the voting rights pertaining to the number of shares of preferred shares underlying that holder's depositary shares. The Depositary will endeavor, insofar as practicable, to vote the number of preferred shares underlying those depositary shares in accordance with those instructions, and we will agree to take all action which may be deemed necessary by the Depositary in order to enable the Depositary to do so. The Depositary will abstain from voting preferred shares to the extent it does not receive specific instructions from the holders of depositary shares relating to those preferred shares.

TAXATION

     Owners of depositary shares will be treated for U.S. federal income tax purposes as if they were owners of the preferred shares represented by those depositary shares, and, accordingly, will be entitled to take into account for U.S. federal income tax purposes income and deductions to which they would be entitled if they were holders of those preferred shares. In addition,

     - no gain or loss will be recognized for U.S. federal income tax purposes upon the withdrawal of preferred shares in exchange for depositary shares as provided in the Deposit Agreement;

     - the tax basis of each preferred share to an exchanging owner of depositary shares will, upon such exchange, be the same as the aggregate tax basis of the depositary shares exchanged therefor; and

     - the holding period for the preferred shares in the hands of an exchanging owner of depositary shares will include the period during which that person owned those depositary shares.

AMENDMENT AND TERMINATION OF THE DEPOSITARY AGREEMENT

     The form of depositary receipt evidencing the depositary shares and any provision of the Deposit Agreement may at any time be amended by agreement between us and the Depositary. However, any amendment which materially and adversely alters the rights of the existing holders of depositary shares will not be effective unless that amendment has been approved by the record holders of at least a majority of the depositary shares then outstanding. A Deposit Agreement may be terminated by us or the Depositary only if (a) all outstanding depositary shares relating thereto have been redeemed, or (b) there has been a final distribution in respect of the preferred shares of the relevant series in connection with any liquidation, dissolution or winding up of Firstar, and that distribution has been distributed to the holders of the related depositary shares.

CHARGES OF DEPOSITARY

     We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the Depositary in connection with the initial deposit of the preferred shares and any redemption of the preferred shares. Holders of depositary shares will pay other transfer and other taxes and governmental charges and those other charges as are expressly provided in the Deposit Agreement to be for their accounts.

MISCELLANEOUS

     The Depositary will forward to the holders of depositary shares all reports and communications from us which are delivered to the Depositary and which we are required to furnish to the holders of the preferred shares.

     Neither us nor the Depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond its control in performing our obligations under the Deposit Agreement. Our obligations and those of the Depositary under the Deposit Agreement will be limited to performance in good faith of our duties thereunder and we will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred shares unless satisfactory indemnity is furnished. We may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred shares for deposit, holders of depositary shares, or other persons believed to be competent and on documents believed to be genuine.

RESIGNATION AND REMOVAL OF DEPOSITARY

     The Depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the Depositary, any such resignation or removal to take effect upon the appointment of a successor Depositary and its acceptance of that appointment. A successor Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

                          DESCRIPTION OF COMMON STOCK

GENERAL

     Our Board of Directors is authorized to issue a maximum of 800,000,000 shares of common stock. As of March 31, 1999, approximately 661,214,244 shares of common stock were issued and outstanding. The terms and conditions of the common stock are governed by the laws of the State of Wisconsin as well as by our Articles of Incorporation.

     Subject to any prior rights of any preferred shares then outstanding, holders of the common stock are entitled to receive such dividends as are declared by our Board of Directors out of funds legally available for those dividends. For information concerning legal limitations on the ability of our banks to supply funds to us, see "Certain Regulatory Matters." Subject to the rights, if any, of any preferred shares then outstanding, all voting rights are vested in the holders of common stock. Holders of common stock are entitled to one vote per share on all matters to be voted upon by our shareholders.

     The common stock has no preemptive rights. The transfer agent and registrar for the common stock is Firstar Bank Milwaukee N.A.

RIGHTS PLAN

     Each share of common stock outstanding (and each share issued by us prior to the occurrence of certain events) carries with it one preferred stock purchase right to purchase, at a price of $300.00, one-hundredth of a share of our series A junior participating preferred stock. The preferred stock purchase rights are exercisable only if a person or group (an "ACQUIRING PERSON") acquires or obtains the right to acquire ownership of 15% or more of our common stock, commences a tender or exchange offer for 15% or more of the common stock or is declared an Acquiring Person by our Board of Directors. We are entitled to redeem the preferred stock purchase rights at a price of one cent per preferred stock purchase right at any time before the date a 15% position has been acquired.

     Each preferred stock purchase right entitles its holder (other than an Acquiring Person) to purchase common stock having a market value at that time of twice the preferred stock purchase right's exercise price under certain circumstances where a person or group has acquired a 15% block of our common stock or commenced a tender or exchange offer for 15% or more of our common stock. The plan also allows our Board of Directors to lower the threshold to not less than 10% if appropriate in light of specific circumstances. The preferred stock purchase rights also provide a similar right for holders (other than an Acquiring Person) to purchase, at the preferred stock purchase right's then-current exercise price, a number of the acquiring company's common shares having a market value at that time of twice the preferred stock purchase right's exercise price.

     As long as the preferred stock purchase rights are attached to and evidenced by the certificates representing the common stock, we will continue to issue one preferred stock purchase right with each share of common stock that shall become outstanding. A preferred stock purchase right is presently attached to each issued and outstanding share of common stock. The preferred stock purchase rights will expire on December 1, 2008 unless earlier redeemed.

     The preferred stock purchase rights have certain antitakeover effects. The preferred stock purchase rights may cause substantial dilution to a person or group that attempts to acquire us on terms not approved by our Board of Directors. The preferred stock purchase rights should not interfere with any merger or other business combination approved by our Board of Directors since they may be redeemed by us prior to the consummation of that transaction.

     The rights agreement has been filed by us as an exhibit to our Form 8-A dated as of December 1, 1998. The description of the preferred stock purchase rights found in the foregoing Form 8-A has been incorporated by reference herein and copies of that Form 8-A can be obtained in the manner set forth under "Where You Can Find More Information."

                       DESCRIPTION OF SECURITIES WARRANTS

     We may issue securities warrants for the purchase of debt securities, preferred shares, depositary shares or common stock. Securities warrants may be issued independently or together with debt securities, preferred shares or depositary shares offered by any prospectus supplement and may be attached to or separate from those debt securities, preferred shares or depositary shares. Each series of securities warrants will be issued under a separate warrant agreement (a "SECURITIES WARRANT AGREEMENT") to be entered into by us and a bank or trust company, as securities warrant agent (the "SECURITIES WARRANT AGENT"), all as set forth in the prospectus supplement relating to the particular issue of offered securities warrants. The Securities Warrant Agent will act solely as our agent in connection with securities warrant certificates (the "SECURITIES WARRANT CERTIFICATES") and will not assume any obligation or relationship of agency or trust for or with any holders of securities warrant certificates or beneficial owners of securities warrants. Copies of the forms of Securities Warrant Agreements, including the forms of securities warrant certificates representing the securities warrants, are filed as exhibits to the registration statement to which this prospectus pertains. The following summaries of certain provisions of the forms of Securities Warrant Agreements and securities warrant certificates do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Securities Warrant Agreements and the securities warrant certificates.

GENERAL

     If securities warrants are offered, the applicable prospectus supplement will describe the terms of those securities warrants, including, in the case of securities warrants for the purchase of debt securities, the following where applicable:

     - the offering price and exercise price;

     - the currencies in which those securities warrants are being offered;

     - the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of those securities warrants;

     - the designation and terms of any series of debt securities, preferred shares or depositary shares with which those securities warrants are being offered and the number of those securities warrants being offered with each debt security, preferred share or depositary share;

     - the date on and after which those securities warrants and the related series of debt securities, preferred shares or depositary shares will be transferable separately;

     - the principal amount of the series of debt securities purchasable upon exercise of each securities warrant and the price at which and currencies in which the principal amount of debt securities of that series may be purchased upon such exercise;

     - the date on which the right to exercise those securities warrants shall commence and the date on which that right shall expire (the "EXPIRATION DATE");

     - whether the securities warrants will be issued in registered or bearer form;

     - U.S. federal income tax consequences; and

     - any other terms of those securities warrants.

     In the case of securities warrants for the purchase of preferred shares, depositary shares or common stock, the applicable prospectus supplement will describe the terms of those securities warrants, including the following where applicable:

     - the offering price and exercise price;

     - the aggregate number of shares purchasable upon exercise of those securities warrants and, in the case of securities warrants for preferred shares or depositary shares, the designation, aggregate number and terms of the series of preferred shares purchasable upon exercise of those securities warrants or underlying the depositary shares purchasable upon exercise of those securities warrants;

     - the designation and terms of the series of debt securities, preferred shares or depositary shares with which those securities warrants are being offered, and the number of those securities warrants being offered with each such debt security, preferred share or depositary share;

     - the date on and after which those securities warrants and the related series of debt securities, preferred shares or depositary shares will be transferable separately;

     - the number of preferred shares, depositary shares or shares of common stock purchasable upon exercise of each securities warrant and the price at which that number of preferred shares or depositary shares of that series or shares of common stock may be purchased upon each exercise;

     - the date on which the right to exercise those securities warrants will commence and the expiration date;

     - U.S. federal income tax consequences; and

     - any other terms of those securities warrants.

     Securities warrants for the purchase of preferred shares, depositary shares or common stock will be offered and exercisable for U.S. dollars only and will be in registered form only.

     Securities warrant certificates may be exchanged for new securities warrant certificates of different denominations, may (if in registered form) be presented for registration of transfer, and may be exercised at the corporate trust office of the securities warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of any securities warrant to purchase debt securities, holders of those securities warrants will not have any of the rights of holders of the debt securities purchasable upon exercise of those securities warrants, including the right to receive payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon that exercise, or to enforce covenants in the applicable indenture. Prior to the exercise of any securities warrants to purchase preferred shares, depositary shares or common stock, holders of those securities warrants will not have any rights of holders of the preferred shares, depositary shares or common stock purchasable upon such exercise, including the right to receive payments of dividends, if any, on the preferred shares, depositary shares or common stock purchasable upon such exercise or to exercise any applicable right to vote.

EXERCISE OF SECURITIES WARRANTS

     Each securities warrant will entitle the holder thereof to purchase that principal amount of debt securities or number of preferred shares, depositary shares or shares of common stock, as the case may be, at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement relating to the offered securities warrants. After the close of business on the expiration date (or such later date to which such expiration date may be extended by us), unexercised securities warrants will become void.

     Securities warrants may be exercised by delivering to the securities warrant agent payment as provided in the applicable prospectus supplement of the amount required to purchase the debt securities, preferred shares, depositary shares or common stock, as the case may be, purchasable upon such exercise together with certain information set forth on the reverse side of the securities warrant certificate. Securities warrants will be deemed to have been exercised upon receipt of payment of the exercise price, subject to the receipt, within five business days, of the securities warrant certificate evidencing those securities warrants. Upon receipt of that payment and the securities warrant certificate properly completed and duly executed at the corporate trust office of the Securities Warrant Agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, issue and deliver the debt securities, preferred shares, depositary shares or common stock, as the case may be, purchasable upon that exercise. If fewer than all of the securities warrants represented by that securities warrant certificate are exercised, a new securities warrant certificate will be issued for the remaining amount of securities warrants.

AMENDMENTS AND SUPPLEMENTS TO SECURITIES WARRANT AGREEMENTS

     The Securities Warrant Agreements may be amended or supplemented without the consent of the holders of the securities warrants issued under those agreements to effect changes that are not inconsistent with the provisions of the securities warrants and that do not adversely affect the interests of the holders of the securities warrants.

COMMON STOCK WARRANT ADJUSTMENTS

     Unless otherwise indicated in the applicable prospectus supplement, the exercise price of, and the number of shares of common stock covered by, a common stock warrant are subject to adjustment in certain events, including:

     - the issuance of capital stock as a dividend or distribution on the common stock;

     - subdivisions and combinations of the common stock;

     - the issuance to all holders of common stock of rights or warrants entitling them to subscribe for or purchase common stock within 45 days after the date fixed for the determination of the stockholders entitled to receive those rights or warrants, at less than the Current Market Price (as defined in the Securities Warrant Agreement for that series of common stock warrants); and

     - the distribution to all holders of common stock of our evidences of indebtedness or assets (excluding certain cash dividends and distributions described below) or rights or warrants (excluding those referred to above).

     In the event that we distribute any rights or warrants to acquire capital stock pursuant to the penultimate clause set forth above (the "CAPITAL STOCK RIGHTS"), pursuant to which separate certificates representing those capital stock rights will be distributed subsequent to the initial distribution of those capital stock rights (whether or not that distribution shall have occurred prior to the date of the issuance of a series of common stock warrants), that subsequent distribution will be deemed to be the distribution of those capital stock rights; provided that we may, in lieu of making any adjustment in the exercise price of and the number of shares of common stock covered by a common stock warrant upon a distribution of separate certificates representing those capital stock rights, make proper provision so that each holder of such a common stock warrant who exercises that common stock warrant (or any portion of that common stock warrant), (a) before the record date for the distribution of separate certificates will be entitled to receive upon that exercise shares of common stock issued with capital stock rights, and (b) after that record date and prior to the expiration, redemption or termination of those capital stock rights, will be entitled to receive upon that exercise, in addition to the shares of common stock issuable upon that exercise, the same number of those capital stock rights as would a holder of the number of shares of common stock that such common stock warrant so exercised would have entitled the holder thereof to acquire in accordance with the terms and provisions applicable to the capital stock rights if that common stock warrant was exercised immediately prior to the record date for that distribution. Common stock owned by or held for our account or the account of any majority owned subsidiary of ours shall not be deemed outstanding for the purpose of any adjustment.

     No adjustment in the exercise price of and the number of shares of common stock covered by a common stock warrant will be made for regular quarterly or other periodic or recurring cash dividends or distributions, or for cash dividends or distributions to the extent paid from retained earnings. No adjustment will be required unless that adjustment would require a change of at least 1% in the exercise price then in effect; provided, that any adjustment not so made will be carried forward and taken into account in any subsequent adjustment; provided, further, that any adjustment not so made shall be made no later than three years after the occurrence of the event requiring that adjustment to be made or carried forward. Except as stated above, the exercise price of and the number of shares of common stock covered by a common stock warrant will not be adjusted for the issuance of common stock or any securities convertible into or exchangeable for common stock, or securities carrying the right to purchase any of the foregoing.

     In the case of (a) a reclassification or change of the common stock, (b) a consolidation or merger involving us, or (c) our sale or conveyance to another corporation of our property and assets as an entirety or substantially as an entirety, in each case, as a result of which holders of our common stock will be entitled to receive stock, securities, other property or assets (including cash) with respect to, or in exchange for, their common stock, the holders of the common stock warrants then outstanding will be entitled thereafter to convert those common stock warrants into the kind and amount of shares of stock and other securities or property which they would have received upon such reclassification, change, consolidation, merger, sale or conveyance had those common stock warrants been exercised immediately prior to that reclassification, change, consolidation, merger, sale or conveyance.

                            EUROPEAN MONETARY UNION

     Stage III of the European Economic and Monetary Union ("STAGE III") commenced on January 1, 1999 for those member states of the European Union that satisfied the economic convergence criteria set forth in the Treaty on European Union. On March 25, 1998, the European Commission officially recommended that eleven of the member states of the European Union be allowed to participate in Stage III; these eleven member states are Austria, Belgium, Finland, France, Germany, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain (collectively, the "PARTICIPATING MEMBER STATES"). It is possible that additional member states of the European Union may participate in Stage III in the future, in which case each such additional member state will also become a "Participating Member State." Certain of the foreign currencies in which debt securities may be denominated or payments in respect of debt warrants may be due or by which amounts due on the offered securities may be calculated may be issued by Participating Member States (each such country, a "RELEVANT JURISDICTION" with respect to such offered securities). Stage III includes the introduction of a single currency (the "EURO") which will be legal tender in the Participating Member States, existing in parallel with the present national currency of each Participating Member State. It is currently anticipated that on and after January 1, 2002, the national currencies of Participating Member States will cease to exist and the sole legal tender in such states will be the Euro. It is anticipated that the European Union will adopt regulations or other legislation providing specific rules for the introduction of the Euro in substitution for the respective current national currencies of such member states, which regulations or legislation may be supplemented by legislation of the individual member states. The laws and regulations of the European Union (and, if any, of such Relevant Jurisdiction) relating to the Euro implemented pursuant to or by virtue of the Treaty on European Union may apply to certain of the securities offered pursuant to this prospectus or the Indentures. Such laws and regulations, and future market conventions applicable in the European Union to securities similar to the relevant offered securities, may be inconsistent in varying degrees with the terms and conditions of the relevant offered securities established at their issuance. To the extent that references in an Indenture or any relevant offered securities or in the terms and conditions of any relevant offered securities to any business day, day-count, day-count fraction or other convention are inconsistent with such European Union laws, regulations or market conventions that are applicable to securities similar to the relevant offered securities held in international clearing systems, we, in our discretion (but after consultation with the applicable trustee or warrant agent, and with any principal paying agent located in a European Union member state), may amend such references and terms and conditions to be in harmony with, or to otherwise comply with, such laws, regulations and/or market conventions. Any such amendment will be effected without the necessity of obtaining the consent of any holder of the relevant offered securities.

     If, following the commencement of Stage III, we have the option, pursuant to applicable law, to make payments of principal of, or interest on, or any other amounts in respect of, the relevant offered securities, or to calculate amounts due thereon, in either the current national currency of a Relevant Jurisdiction or Euro, we will make those payments or calculations in that national currency or Euro in our sole discretion. To the extent that the introduction of the Euro necessitates the rounding up or down of certain amounts or quotations expressed in Euros with respect to the relevant offered securities, that rounding will be made in conformity with prevailing market conventions in the European Union or, in the absence of an applicable market convention, to the nearest Euro cent.

     The circumstances and consequences described in this section and any resultant amendment to the terms and conditions of the relevant offered securities will not entitle any holder of those offered securities (a) to any legal remedy, including, without limitation, redemption, rescission, notice, repudiation, adjustment or renegotiation of the terms and conditions of the offered securities or an Indenture, or (b) to raise any defense or make any claim (including, without limitation, claims of breach, force majeure, frustration of purpose or impracticability) or any other claim for compensation, damages or any other relief.

                              PLAN OF DISTRIBUTION

     We may sell the securities offered pursuant to this prospectus in any of two ways: (a) through agents or underwriters, or (b) directly to one or more purchasers. The prospectus supplement will supply the details of the plan of distribution, including the name or names of any underwriters or agents, the purchase price of those offered securities, our proceeds from the sale, any underwriting discounts or agency fees and other items constituting underwriters' or agents' compensation, the initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers, and any securities exchanges on which those offered securities may be listed.

     Underwriters, dealers and agents that participate in the distribution of the securities offered pursuant to this prospectus may be underwriters as defined in the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We have agreements with the underwriters and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

     If underwriters are used in the sale, they will acquire the securities offered pursuant to this prospectus for their own account. The underwriters will resell the securities in one or more transactions, including negotiated transactions. These sales will be made at a fixed public offering price or at varying prices determined at the time of the sale. We may offer the debt securities to the public through an underwriting syndicate or through a single underwriter.

     Each underwriter, dealer and agent participating in the distribution of any debt securities that are issuable as Bearer Securities will agree that, in connection with the original issuance of those Bearer Securities, it will not offer, sell or deliver, directly or indirectly, Bearer Securities to a U.S. person or to any person within the United States, except to the extent permitted under U.S. Treasury regulations.

     All offered securities, except for the common stock, will be new issues of securities with no established trading market. Any underwriters to whom we sell offered securities for public offering and sale may make a market in the securities offered pursuant to this prospectus, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We can give no assurance concerning the liquidity of the trading market for any of the securities offered pursuant to this prospectus.

                             VALIDITY OF SECURITIES

     Ms. Jennie P. Carlson, Esq., Senior Vice President, General Counsel and Secretary of Firstar, will pass upon the validity of the offered securities. As of March 31, 1999, Ms. Carlson was the beneficial owner of 47,654 shares of Common Stock and had options to acquire 45,000 additional shares.

                                    EXPERTS

     The consolidated financial statements of Firstar as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998, incorporated by reference in this prospectus, have been audited by PricewaterhouseCoopers LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in giving said report.

     The consolidated financial statements of Mercantile Bancorporation Inc. at December 31, 1998, 1997 and 1996 and for the three years ended December 31, 1998, are incorporated by reference in the Registration Statement to which this prospectus pertains from Firstar's Current Report on Form 8-K filed on May 4, 1999 (as amended on May 19, 1999), have been audited by KPMG LLP, independent auditors, as set forth in their report on those consolidated financial statements incorporated herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                           FORWARD-LOOKING STATEMENTS

     This prospectus and accompanying prospectus supplements contain or incorporate statements that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Those statements can be identified by the use of forward-looking language such as "will likely result," "may," "are expected to," "is anticipated," "estimate," "projected," "intends to," or other similar words. Our actual results, performance or achievements could differ materially from the results expressed in, or implied by, those forward-looking statements. Those statements are subject to certain risks and uncertainties, including but not limited to, certain risks described in the applicable prospectus supplement. When considering those forward-looking statements, you should keep in mind these risks, uncertainties and other cautionary statements made in this prospectus and the applicable prospectus supplement. You should not place undue reliance on any forward-looking statement which speaks only as of the date made.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  $600,000,000

                                 [FIRSTAR LOGO]

                              FIRSTAR CORPORATION

                          MEDIUM-TERM NOTES, SERIES A

             -----------------------------------------------------

                             PROSPECTUS SUPPLEMENT

             -----------------------------------------------------

                              MERRILL LYNCH & CO.

                         BANC OF AMERICA SECURITIES LLC
                            BEAR, STEARNS & CO. INC.
                          DONALDSON, LUFKIN & JENRETTE
                           CREDIT SUISSE FIRST BOSTON
                              GOLDMAN, SACHS & CO.
                                LEHMAN BROTHERS
                           MORGAN STANLEY DEAN WITTER
                              SALOMON SMITH BARNEY

                                 JULY 19, 1999

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------